UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Cooper Tire & Rubber Company

(Name of Registrant as Specified In Its Charter)

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COOPER TIRE & RUBBER COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

The 2014 Annual Meeting of Stockholders of Cooper Tire & Rubber Company (the “Company”) will be held at The Westin Detroit Metropolitan Airport, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242 on Friday, May 23, 2014, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1)	To elect eight Directors of the Company for the ensuing year.

(2)	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2014.

(3)	To approve the Cooper Tire & Rubber Company 2014 Incentive Compensation Plan.

(4)	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation.

(5)	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Only holders of Common Stock of record at the close of business on April 4, 2014, are entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen Zamansky,

Vice President,

General Counsel and Secretary

Findlay, Ohio

April 10, 2014

Please mark, date, and sign the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage. In the alternative, you may vote by Internet or telephone. See page 2 of the proxy statement for additional information on voting by Internet or telephone. If you are present and vote in person at the Annual Meeting, the enclosed proxy card will not be used.

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(continued)

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COOPER TIRE & RUBBER COMPANY

701 Lima Avenue, Findlay, Ohio 45840

April 10, 2014

PROXY STATEMENT

GENERAL INFORMATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooper Tire & Rubber Company (the “Company,” “Cooper Tire,” “our,” “we,” or “us”) to be used at the Annual Meeting of Stockholders of the Company to be held on May 23, 2014, at 10:00 a.m., Eastern Daylight Time, at The Westin Detroit Metropolitan Airport, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242. This proxy statement and the related form of proxy were first mailed or made available to stockholders on or about April 10, 2014.

Purpose of Annual Meeting

The purpose of the Annual Meeting is for stockholders to act on the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement. These matters consist of (1) the election of eight Directors, (2) the ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2014, (3) the approval of the Cooper Tire & Rubber Company 2014 Incentive Compensation Plan (the “2014 Plan”), (4) the approval, on a non-binding advisory basis, of the Company’s named executive officer compensation, and (5)  the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Voting

Each share of the Company’s Common Stock will be entitled to one vote on each matter. Only stockholders of record at the close of business on April 4, 2014, (the “record date”) will be eligible to vote at the Annual Meeting. As of the record date, there were 63,470,028 shares of Common Stock outstanding. The holders of a majority of the shares of Common Stock issued and outstanding, and present in person or represented by proxy, constitute a quorum. Abstentions and “broker non-votes” with respect to a proposal will be counted to determine whether a quorum is present at the Annual Meeting.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. “Broker non-votes” occur when an organization that holds shares for a beneficial owner has not received voting instructions with respect to the proposal from the beneficial owner. Whether such organization has the discretion to vote those shares on a particular proposal depends on the ballot item. If the organization that holds your shares does not have discretion and you do not give the organization instructions, the votes will be “broker non-votes,” which may have the same effect as votes against the proposal.

Below is a summary of the vote threshold required for passage of each agenda item and the effect of abstentions and “broker non-votes.”

Agenda Item 1. Except in the case of a contested election, each nominee for election as a Director who receives a majority of the votes cast with respect to such Director’s election by stockholders will be elected as a Director. In the case of a contested election, the nominees for election as Directors who receive the greatest number of votes will be elected as Directors. Abstentions and “broker non-votes” are not counted for purposes of the election of Directors.

Agenda Item 2. Although the Company’s independent registered public accounting firm may be selected by the Audit Committee of the Board of Directors without stockholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting to be a ratification by the stockholders of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. As a result, abstentions will have the same effect as a vote cast against the proposal. As a routine matter, we do not expect “broker non-votes” with respect to this proposal.

Agenda Item 3. The proposal to approve the 2014 Plan, including the Performance Goals (as defined below) listed thereunder, requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions will have the same effect as a vote cast against this proposal, but “broker non-votes” will have no effect on the outcome of this proposal.

Agenda Item 4. Although the advisory vote to approve named executive officer compensation is non-binding, the advisory votes allow our stockholders to express their opinions regarding officer compensation. Abstentions and “broker non-votes” are not counted for purposes of the advisory vote to approve named executive officer compensation. As a result, if you own shares through a bank, broker-dealer, or similar organization, you must instruct your bank, broker-dealer, or other similar organization to vote in order for them to vote your shares.

Proxy Matters

Stockholders may vote by completing, properly signing, and returning the accompanying proxy card, or by attending and voting at the Annual Meeting. If you properly complete and return your proxy card in time to vote, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares (i) to elect the nominees listed under “Nominees for Director,” (ii) for the ratification of the selection of the Company’s independent registered public accounting firm, (iii) for approval of the 2014 Plan, and (iv) for approval of the compensation of the Company’s named executive officers for fiscal year 2013.

Stockholders of record and participants in certain defined contribution plans sponsored by the Company (see below) may also vote by using a touch-tone telephone to call 1-800-690-6903, or by the Internet by accessing the following website: http://www.proxyvote.com.

Voting instructions, including your stockholder account number and personal proxy control number, are contained on the accompanying proxy card. You will also use this accompanying proxy card if you are a participant in the following defined contribution plans sponsored by the Company:

•	Spectrum Investment Savings Plan

•	Pre-Tax Savings Plan (Texarkana Represented Employees)

•	Pre-Tax Savings Plan (Findlay Represented Employees)

Those stockholders of record who choose to vote by telephone or Internet must do so no later than 11:59 p.m., Eastern Daylight Time, on May 22, 2014. All voting instructions from participants in the defined contribution plans sponsored by the Company and listed above must be received no later than 5:00 p.m., Eastern Daylight Time, on May 21, 2014.

A stockholder may revoke a proxy by filing a notice of revocation with the Secretary of the Company, or by submitting a properly executed proxy card bearing a later date. A stockholder may also revoke a previously executed proxy (including one submitted by Internet or telephone) by attending and voting at the Annual Meeting, after requesting that the earlier proxy be revoked. Attendance at the Annual Meeting, without further action on the part of the stockholder, will not operate to revoke a previously granted proxy card. If the shares are held in the name of a bank, broker or other holder of record, the stockholder must obtain a proxy executed in his or her favor from the holder of record to be able to vote at the Annual Meeting.

AGENDA ITEM 1

ELECTION OF DIRECTORS

In accordance with the Restated Certificate of Incorporation of the Company, the Board of Directors has fixed the total number of Directors to be elected at the Annual Meeting at eight. All eight of our Directors standing for reelection have a term that expires at this Annual Meeting and each has consented to stand for reelection. Cynthia A. Niekamp, who has served as a Director of the Company since 2011, is not standing for reelection when her current term expires at this Annual Meeting. At this Annual Meeting, eight Directors are being elected to serve for a term of office that will expire at the Annual Meeting of Stockholders in 2015. In the event that any of the nominees becomes unavailable to serve as a Director before the Annual Meeting, the Board of Directors may designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends that stockholders vote FOR the eight nominees for Director.

NOMINEES FOR DIRECTOR

ROY V. ARMES	Chairman of the Board,
Chief Executive Officer, and President

Mr. Armes, age 61, has served as Chief Executive Officer and President of the Company since January 2007 and as Chairman of the Board since December 2007. He was previously employed at Whirlpool Corporation, a manufacturer and marketer of major home appliances, for 31 years, where he gained experience in engineering, manufacturing, global procurement, and international operations management. Mr. Armes also developed a successful track record at Whirlpool Corporation of developing customer relationships and consumer-oriented products. During his career at Whirlpool Corporation, Mr. Armes served in positions including: Senior Vice President, Project Management Office; Corporate Vice President and General Director, Whirlpool Mexico; Corporate Vice President, Global Procurement Operations; President/Managing Director, Whirlpool Greater China; Vice President, Manufacturing Technology, Whirlpool Asia (Singapore); and Vice President, Manufacturing & Technology, Refrigeration Products, Whirlpool Europe (Italy). Mr. Armes is also a director of The Manitowoc Company, Inc., and a director of AGCO Corporation. Mr. Armes has a B.S. in Mechanical Engineering from The University of Toledo. Mr. Armes’ education, board member experience, and business management experience in manufacturing, technology, and sales and marketing, including eight years of international business experience, qualify him to continue serving as a member of the Board of Directors.

Director Since	2007

NOMINEES FOR DIRECTOR (CONT.)

THOMAS P. CAPO	Former Chairman of the Board,
Dollar Thrifty Automotive Group, Inc.

Mr. Capo, age 63, served as Chairman of the Board of Dollar Thrifty Automotive Group, Inc., a vehicle rental company, from October 2003 to November 2010. Mr. Capo was a Senior Vice President and Treasurer of DaimlerChrysler Corporation, an automobile manufacturer, from November 1998 until August 2000. From November 1991 to October 1998, he was Treasurer of Chrysler Corporation, an automobile manufacturer. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation, a finance company. Mr. Capo currently serves as a director of Lear Corporation, and, until its sale in November 2012, he served as a director of Dollar Thrifty Automotive Group, Inc. Mr. Capo has a B.S. in Accounting and Finance, an M.A. in Economics, and an M.B.A. in Finance, each from the University of Detroit Mercy. Mr. Capo’s public company board and committee experience, including at the board chairman level, executive management and leadership experience, especially in finance, treasury, capital markets, and accounting, including his service as a public company treasurer and controller, and education qualify him to continue serving as a member of the Board of Directors.

Director Since	2007

STEVEN M. CHAPMAN	Group Vice President,
China and Russia,
Cummins, Inc.

Mr. Chapman, age 60, is Group Vice President, China and Russia, for Cummins, Inc. Cummins designs, manufactures, and markets diesel engines and related components and power systems. Mr. Chapman has been with Cummins since 1985 and served in various capacities, including as Group Vice President, Emerging Markets & Businesses, President of Cummins’ International Distribution Business, Vice President of International, and Vice President of Southeast Asia and China. Mr. Chapman graduated from St. Olaf College with a B.A. in Asian Studies and from Yale University with a M.P.P.M. in Management. Mr. Chapman’s education, board member experience, and business management experience in operations and international operations qualify him to continue serving as a member of the Board of Directors.

Director Since	2006

NOMINEES FOR DIRECTOR (CONT.)

JOHN J. HOLLAND	President,
The International Copper Association

Mr. Holland, age 64 is President of The International Copper Association since February 6, 2012. The International Copper Association is a marketing organization for the copper industry. Prior to that, Mr. Holland was the President of Greentree Advisors LLC from 2005. Greentree Advisors LLC provides business advisory services. Mr. Holland served as President, Chief Operating Officer, and Chief Financial Officer of MMFX Technologies Corporation from September 2008 until October 2009. MMFX Technologies is an inventor and manufacturer of nano technology steel. Prior to that, he was Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an ethanol producer, from August 2006 until June 2008. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of pre-engineered building systems, supplier of architectural aluminum systems and components, and provider of construction and real estate services for the non-residential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief Executive Officer from 1999 to 2004, and as President from 1999 to 2001. Mr. Holland is also a director of SAIA, Inc. (formerly SCS Transportation, Inc.) and NCI Buildings Systems Inc. Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas. Mr. Holland’s education, board member experience, and business management experience in operations and accounting, including his service as a chief executive officer and chief financial officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	2003

JOHN F. MEIER	Chairman of the Board,
Applied Industrial Technologies

Mr. Meier, age 66, was elected as Chairman of the Board of Applied Industrial Technologies, Inc., in December 2011. Applied Industrial Technologies, Inc., is an industrial distributor. Mr. Meier was the Chairman of the Board and Chief Executive Officer of Libbey Inc., a producer of glass tableware and china, from June 1993 until July 2011. Mr. Meier received a B.S. degree in Business Administration from Wittenberg University and an M.B.A. degree from Bowling Green State University. He is trustee emeritus of Wittenberg University. Mr. Meier’s education, board member experience, and business management experience, including his service as a chief executive officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	1997

NOMINEES FOR DIRECTOR (CONT.)

JOHN H. SHUEY	Former Chairman of the Board,
President and Chief Executive Officer,
Amcast Industrial Corporation

Mr. Shuey, age 68, joined Amcast Industrial Corporation, a producer of aluminum components for the automotive industry and plumbing products for the construction industry, in 1991 as Executive Vice President. He was elected President and Chief Operating Officer in 1993, a director in 1994, Chief Executive Officer in 1995, and Chairman in 1997. Mr. Shuey served as Chairman of the Board, President and Chief Executive Officer through February 2001. Prior to joining Amcast, Mr. Shuey served as chief financial officer for two Fortune 500 companies. Mr. Shuey has been a private investor since February 2001. Mr. Shuey has a B.S. degree in Industrial Engineering and an M.B.A. degree, both from the University of Michigan. Mr. Shuey’s education, board experience, and business and financial management experience, including service as chief financial officer for two Fortune 500 companies, as well as his service as a chief executive officer and in numerous leadership positions for many organizations, qualify him to continue serving as a member of the Board of Directors.

Director Since	1996

RICHARD L. WAMBOLD	Former Chairman of the Board
and Chief Executive Officer,
Pactiv Corporation

Mr. Wambold, age 62, was Chief Executive Officer of Reynolds/Pactiv Foodservice and Consumer Products, a global manufacturer and supplier of consumer food and beverage packaging and store products from November 2010 until January 2011 when he retired. Mr. Wambold was Chief Executive Officer of Pactiv from November 1999 until November 2010 and was Chairman of the Board from 2000 until November 2010. Mr. Wambold is also a director of Precision Castparts Corp., and Sealed Air Corporation. Mr. Wambold holds a B.A. in Government and an M.B.A. from the University of Texas. Mr. Wambold’s education, board member experience, and business management experience, including his service as a Chief Executive Officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	2003

NOMINEES FOR DIRECTOR (CONT.)

ROBERT D. WELDING	Former Non-Executive Chairman,
Public Safety Equipment (Int’l) Limited

Mr. Welding, age 65, served as the Non-Executive Chairman of Public Safety Equipment (Int’l) Limited, a manufacturer of highway safety and enforcement products, from January 2009 until his retirement in May 2010. Prior to that, he was President, Chief Executive Officer, and a director of Federal Signal Corporation, a manufacturer of capital equipment, from November 2003 until his retirement in 2007. Prior to holding those positions, Mr. Welding was Executive Vice President of BorgWarner, Inc., a U.S. automotive parts supplier, and Group President of BorgWarner’s Driveline Group from November 2002 until November 2003, and was President of BorgWarner’s Transmission Systems Division from 1996 to November 2002. Mr. Welding graduated from the University of Nebraska with a B.S. in Mechanical Engineering, holds an M.B.A. from the University of Michigan, and is a graduate of Harvard Business School’s Advanced Management Program. Mr. Welding’s education, board member experience, and business management experience in strategy development, operations leadership, continuous improvement, product development, technology, and corporate leadership qualify him to continue serving as a member of the Board of Directors.

Director Since	2007

Note: The beneficial ownership of the Directors and nominees in the Common Stock of the Company is shown in the table presented under the heading “Security Ownership of Management” in this proxy statement.

AGENDA ITEM 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the independent registered public accounting firm of the Company in 2013 and has been retained by the Audit Committee to do so in 2014. In connection with the audit of the 2014 financial statements, the Company has engaged Ernst & Young LLP to perform audit services for the Company. The Board of Directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized public accounting firm without resubmitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of the Company’s independent registered public accounting firm.

AGENDA ITEM 3

PROPOSAL TO APPROVE THE 2014 INCENTIVE COMPENSATION PLAN

On March 20, 2014, upon the recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), the Board of Directors unanimously approved and adopted the Cooper Tire & Rubber Company 2014 Incentive Compensation Plan (the “2014 Plan”), subject to stockholder approval of the 2014 Plan at the Annual Meeting. If the 2014 Plan is approved, the 2014 Plan will replace the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan (the “2010 Plan”).

Our stockholders previously approved the 2010 Plan, which currently allows the Company to grant stock options to purchase shares of Common Stock (“Stock Options”), stock awards (“Stock Awards”) (including awards of restricted shares (“Restricted Shares”)), stock appreciation rights (“SARs”), restricted stock units (“RSUs”), performance units (“Performance Units”), dividend equivalents (“Dividend Equivalents”), performance awards (“Performance Awards”), and other awards (“Other Awards”) to officers, employees and non-employee directors. The 2010 Plan is the only plan pursuant to which stock-settled awards can be granted. If our stockholders approve the 2014 Plan, no further awards will be made under the 2010 Plan. In the event that our stockholders do not approve the 2014 Plan, then it will not become effective, no awards will be granted under the 2014 Plan and the 2010 Plan will continue in accordance with its terms as previously approved by our stockholders.

In connection with the approval of the 2014 Plan, the stockholders are also being asked to approve the criteria for each of the performance goals listed under the 2014 Plan (“Performance Goals”), pursuant to which the Compensation Committee may make payments which meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

In connection with the New York Stock Exchange’s (the “NYSE”) listing standards and for purposes of Section 162(m) under the Code, approval of the 2014 Plan, including the Performance Goals, at the Annual Meeting requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.

Why the Company Believes You Should Vote for Agenda Item 3

The 2014 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of Stock Options, Stock Awards (including awards of Restricted Shares), SARs, RSUs, Performance Units, Dividend Equivalents, Performance Awards, substitute awards (“Substitute Awards”), and Other Awards for the purpose of providing our officers, employees and non-employee directors (and those of our subsidiaries) incentives and rewards for performance. The 2014 Plan also authorizes the Compensation Committee to provide cash incentive awards to these same potential participants. Certain of the key features of the 2014 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe an important goal of the Company for its stockholders is attracting, motivating and retaining high quality employees and directors. The ability to provide equity-based and/or incentive-based awards under the 2014 Plan is critical to achieving this goal. We also believe that the use of our stock as part of our compensation program fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. Equity compensation also aligns the compensation interests of our directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.

The following includes information, as of February 28, 2014, regarding the total number of shares and dilution associated with existing outstanding awards under the 2010 Plan. In addition, the information includes, as of February 28, 2014, the total shares subject to existing awards under the 2010 Plan, plus the proposed shares available for issuance under the 2014 Plan assuming the 2014 Plan is approved by stockholders at the Annual Meeting. As of February 28, 2014, there were approximately 65,292,278 of our shares of Common Stock outstanding.

•	Outstanding Performance Unit awards under the 2010 Plan, assuming that the outstanding awards achieve maximum performance: 757,836 shares (1.2 percent of our outstanding shares);

•	Outstanding Stock Options under the 2010 Plan: 2,090,308 shares (3.2 percent of our outstanding shares) (our outstanding stock options have a weighted average exercise price of $19.98 and an average remaining term of 7.5 years);

•	Unvested RSU awards: 42,028 shares (0.1 percent of our outstanding shares);

•	Total shares subject to outstanding awards under the 2010 Plan, as described above (Performance Unit awards, Stock Options, and unvested RSU awards): 2,890,172 shares (4.4 percent of our outstanding shares);

•	The total shares subject to outstanding awards (2,890,172) under the 2010 Plan, plus the proposed shares available for issuance under the 2014 Plan (3,000,000), represent a total number of 5,890,172 shares (9.0 percent) assuming the 2014 Plan is approved by stockholders at the Annual Meeting.

Based on the closing price on NYSE for our common stock on February 28, 2014, of $24.93 per share, the aggregate market value as of February 28, 2014, of the 3,000,000 shares requested for issuance under the 2014 Plan (which, as described below, includes shares authorized for issuance under the 2010 Plan but which remain unissued and are not subject to outstanding awards under the 2010 Plan) was $74,790,000. In 2011, 2012 and 2013, we granted awards under the 2010 Plan covering 508,368 shares, 1,029,993 shares, and 749,299 shares, respectively.

If the 2014 Plan is approved, we intend to utilize the shares authorized under the 2014 Plan to continue our practice of incentivizing key individuals through annual equity grants. We anticipate that the shares requested in connection with the approval of the 2014 Plan will provide for awards for approximately five years, based on our historic grant rates and the approximate current stock price, but could last for a shorter period of time if actual practice does not match historic rates or our share price changes materially. As noted in “2014 Plan Highlights” and elsewhere in this proxy, our Compensation Committee retains full discretion under the 2014 Plan to determine the number and amount of awards to be granted under the 2014 Plan, subject to the terms of the 2014 Plan, and future benefits that may be received by participants under the 2014 Plan are not determinable at this time.

In considering this Agenda Item 3, stockholders should consider the factors set forth under 2014 Plan Highlights below as well as the other information set forth in this proxy, including the Compensation Discussion and Analysis on page 20.

The Board of Directors recommends that stockholders vote FOR the approval of the Cooper Tire & Rubber Company 2014 Incentive Compensation Plan.

The complete text of the 2014 Plan is attached to this proxy statement as Appendix A. The following is a summary of the key terms of the 2014 Plan, which is qualified in its entirety by reference to the text of the 2014 Plan.

2014 Plan Highlights

General Terms. Under the 2014 Plan, the Compensation Committee is authorized to make awards to eligible individuals in the form of (1) Common Stock (including Restricted Shares), (2) RSUs, (3) Stock Options, (4) SARs; (5) Performance Units, (6) Dividend Equivalents, (7) Performance Awards, (8) Other Awards, and (9) Substitute Awards. The Compensation Committee will oversee and administer the 2014 Plan and make awards and grants under it. The Compensation Committee may also in certain circumstances delegate authority to administer the 2014 Plan to officers and members of the Compensation Committee and Board of Directors. The 2014 Plan allows the Compensation Committee to grant annual and long-term performance cash and stock awards that meet the criteria for “qualified performance-based compensation” under Section 162(m) of the Code.

Shares Available Under the Plan. The Company’s ability to issue shares of Common Stock under the 2014 Plan is subject to a number of limits set forth in the 2014 Plan. The number of shares of Common Stock that may be issued or transferred (1) as Common Stock, including Restricted Shares, (2) as RSUs, (3) upon the exercise of Stock Options, (4) upon the exercise of SARs, (5) in payment of Performance Awards or Performance Units that have been earned, (6) in payment of Dividend Equivalents paid with respect to awards made under the 2014 Plan, (7) as Other Awards, or (8) as Substitute Awards, may not exceed a total of 3,000,000 shares authorized for issuance under the 2014 Plan, of which amount includes, as of February 28, 2014, 1,401,418 shares originally authorized for issuance and which remain unissued and are not subject to outstanding awards under the 2010 Plan (plus any Common Stock relating to awards that expire or are forfeited or cancelled under the 2014 Plan) (the “Plan Limit”), subject to adjustment pursuant to the terms of the 2014 Plan. In addition, if any shares of Common Stock subject to an award granted under the 2010 Plan, the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, the Cooper Tire & Rubber Company 1998 Non-Employee Directors Compensation Deferral Plan and the Cooper Tire & Rubber Company 2002 Non-Employee Directors Stock Option Plan (collectively, the “Predecessor Plans”) are forfeited, or an award granted under the Predecessor Plans is cancelled or forfeited, expires or is settled for cash, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration or cash settlement, be available for issuance or transfer under the 2014 Plan.

If shares of Common Stock are tendered in payment of the exercise price of a Stock Option, only the number of shares of Common Stock actually issued or transferred to the participants upon exercise of the Stock Option reduced by the number of shares of Common Stock tendered in payment of the exercise price shall be counted against the Plan Limit. If shares of Common Stock are withheld by the Company to satisfy the tax withholding obligation, only the number of shares of Common Stock actually issued or transferred to the participants shall be counted against the Plan Limit. Furthermore, to the extent that Stock Appreciation Rights are exercised and settled in shares of Common Stock, only the number of shares of Common Stock that are actually issued or transferred to the participants upon exercise of the Stock Appreciation Right shall be considered issued or transferred pursuant to the 2014 Plan.

To satisfy the requirements of Section 162(m) of the Code, no eligible individual may receive under the 2014 Plan in any calendar year Stock Options or Stock Appreciation Rights covering more than 1,000,000 shares. Furthermore, no participant may be granted Performance Awards denominated in Common Stock for more than 1,000,000 shares of Common Stock during any calendar year; and no performance payment to a participant for any performance period of 12 months or less with respect to a Performance Award denominated in cash may exceed $5,000,000 ($10,000,000 for periods exceeding 12 months) as further described under “Performance Awards” below. Furthermore, no participant who is a Non-Employee Director may receive in any calendar year Common Stock-based awards under the 2014 Plan for, in the aggregate, more than 20,000 shares of Common Stock. The limits described above are subject to adjustment by the Compensation Committee in the event of a merger, consolidation, stock dividend, stock split, or other event affecting the Common Stock.

Eligibility. Officers, employees, and Non-Employee Directors of the Company or any of its subsidiaries are eligible to receive awards under the 2014 Plan. As of March 1, 2014, there were approximately 13,270 individuals eligible to participate in the 2014 Plan. In addition, any person who has agreed to begin serving as an officer or employee within 30 days of the date of grant is eligible to be selected by the Compensation Committee to receive benefits under the 2014 Plan. It is contemplated that the Compensation Committee will also authorize the Chief Executive Officer to make awards of shares to employees in recognition of superior service and contribution to the success of the Company (“Recognition Awards”). The Compensation Committee will make and authorize grants to individuals on the basis of management objectives.

The 2014 Plan contemplates the following types of awards:

Stock Options. Stock Options may be either non-qualified Stock Options or Incentive Stock Options within the meaning of Section 422 of the Code. Incentive Stock Options may only be granted to eligible individuals who meet the definition of “employee” under Section 3401(c) of the Code. Stock Options entitle the participant to purchase shares of Common Stock at a predetermined price per share, which, except in the case of Stock Options which are Substitute Awards, may not be less than the market value of a share at the date of grant. Except for adjustments made in connection with a corporate transaction such as a merger, consolidation, stock dividend or recapitalization, the Compensation Committee may not reduce the exercise price of a Stock Option without stockholder approval. Each grant will specify whether the exercise price will be payable (1) in cash at the time of exercise, (2) by the transfer to the Company of shares of Common Stock owned by the participant and having a value at the time of exercise equal to the exercise price, (3) if authorized by the Compensation Committee, by the delivery of Restricted Shares or other forfeitable shares of Common Stock, other vested Stock Options or Performance Units, or (4) by a combination of those payment methods. To the extent permitted by law, grants may provide for the deferred payment of the exercise price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

No Stock Options may be exercisable more than ten years from the date of grant.

Each grant must specify the period of continuous service with the Company that is required before the Stock Options become exercisable. In addition, grants may provide for the earlier exercise of a Stock Option in the event of termination of employment or service, as applicable, or a change in control of the Company. In order to comply with the provisions of the Code, grants of Incentive Stock Options to an individual in any calendar year for the purchase of shares of Common Stock may not exceed a value in the aggregate of more than $100,000 at the date of grant.

Stock Awards. Stock Awards (including without limitation Restricted Shares) generally consist of one or more shares of Common Stock granted to a participant for no consideration or sold to a participant for a stated amount and may be granted in lieu of other compensation or benefits payable to a participant in the settlement of a previously granted award. Stock Awards may be subject to restrictions on transfer and to vesting conditions, as the Compensation Committee may determine.

Stock Appreciation Rights. Awards of Stock Appreciation Rights may be granted in tandem with or in connection to all or any part of a Stock Option, either concurrently with the grant of a Stock Option or at any time thereafter during the term of the Stock Option, or may be granted independently of Stock Options; provided, however, that in the case of Incentive Stock Options, Stock Appreciation Rights may be granted only at the time such Stock Options are granted and may only be exercised when the value of the shares of Common Stock subject to the Incentive Stock Option exceeds the option price of the Stock Option. Stock Appreciation Rights granted in tandem with Stock Options will terminate and no longer be exercisable upon termination or exercise of the related Stock Options. Upon the exercise of Stock Appreciation Rights granted in tandem with Stock Options, the related Stock Option will be cancelled. A Stock Appreciation Right granted without a related Stock Option will be exercisable, in whole or in part, at such time as specified by the Compensation Committee. No Stock Appreciation Right may, however, be exercised after the tenth (10th) anniversary of the date of its grant.

The exercise price of a Stock Appreciation Right may not be less than 100% of the fair market value of the shares subject to the Stock Appreciation Right on the date of grant, except in the case of Substitute Awards. The Compensation Committee may not reduce the exercise price of a Stock Appreciation Right after it has been granted without stockholder approval, except for adjustments made in connection with a corporate transaction such as a merger, consolidation, stock dividend or recapitalization. Each Stock Appreciation Right grant may, in the Compensation Committee’s discretion, provide for earlier exercise in the event of termination of employment or service, as applicable, or a change of control of the Company.

Upon exercise, the holder of the Stock Appreciation Right will receive from the Company an amount equal to the excess of the market value of the shares subject to the Stock Appreciation Right on the date of exercise over the exercise price. The Company’s payment obligation may be paid in shares of Common Stock, in cash, or any combination thereof, as the Compensation Committee may determine.

Restricted Shares and RSUs. An award of Restricted Shares involves the immediate transfer of ownership of a specific number of shares of Common Stock by the Company to a participant in consideration of the performance of services or at a purchase price determined by the Compensation Committee. The participant is immediately entitled to voting, dividend, and other ownership rights in such shares.

Each RSU represents the right of a participant to receive the value of one share of Common Stock at a payment date specified in connection with the grant of the unit, subject to the terms and conditions established by the Compensation Committee. When these terms and conditions are satisfied, RSUs will be payable, at the discretion of the Compensation Committee, in cash, shares of Common Stock, or both.

Each grant or sale of Restricted Shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve as an officer or employee of the Company during a specified period of years. If service alone is the criterion for non-forfeiture, the period of service must be at least three years, except that nonforfeitability may occur ratably during a three-year (or a longer) period as determined by the Compensation Committee. However, if other Performance Goals are included, non-forfeiture may occur one year from the date of grant. In any event, up to 10% of the maximum number of shares of Common Stock that may be issued or transferred under the 2014 Plan may be used for awards of Restricted Shares or RSUs that do not comply with the applicable three-year or one-year minimum vesting requirements set forth above. In order to enforce these forfeiture provisions, the transferability of Restricted Shares and RSUs will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The Compensation Committee may also require the automatic deferral and reinvestment (in additional Restricted Shares) of any or all dividends, Dividend Equivalents, or other distributions paid on the award during which forfeiture provisions are to continue. Additionally, the Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of termination of employment or service, as applicable, or a change of control of the Company.

Performance Units. Performance Units may be granted as fixed or variable shares, or dollar-denominated units, subject to such conditions of vesting and time of payment as the Compensation Committee may determine. Performance Units will be payable, at the discretion of the Compensation Committee, in cash, shares of Common Stock, other incentive awards granted under the 2014 Plan, other property, or any combination thereof. Awards of Performance Units may be subject to adjustment to reflect changes in a participant’s compensation or other factors. However, no adjustments will be made to a “covered employee” within the meaning of Section 162(m) of the Code if such action would result in a loss to the Company of an available exemption under such provision.

Dividend Equivalents. Each Dividend Equivalent granted under the 2014 Plan generally entitles a participant to receive the value of any dividends paid in respect of a share of Common Stock. The Compensation Committee may also specify that the Dividend Equivalents be paid or distributed when they have accrued and may be paid in cash, additional shares of Common Stock, other incentive awards granted under the 2014 Plan, other property, or any combination thereof, and may be deemed reinvested in additional shares of Common Stock, or other investment vehicles as the Compensation Committee may determine. These awards may be awarded on a free-standing basis or in connection with another award and may be subject to the same terms and conditions as the awards with which the Dividend Equivalents were granted. Alternatively, the Dividend Equivalents may be subject to different terms and conditions, as the Compensation Committee may specify. Dividend Equivalents may not, however, be granted with respect to Stock Options or Stock Appreciation Rights.

Other Awards. The 2014 Plan also authorizes the Compensation Committee to fashion other types of equity and non-equity based awards and gives the Compensation Committee discretion to specify the terms and provisions of such Other Awards. Other Awards may be based upon Performance Goals, the value of a share of Common Stock, the value of other securities of the Company, such as preferred stock, debentures, convertible debt securities, warrants, or other criteria that the Compensation Committee specifies. Other Awards may be granted in the place of other compensation or benefits a participant would ordinarily be entitled to receive or in settlement of awards the Compensation Committee has previously granted to the participant under the 2014 Plan.

Performance Awards. The 2014 Plan permits the Compensation Committee to establish one or more performance periods and to provide for performance payments to participants upon the achievement of the targets for one or more Performance Goals applicable to the performance period. Performance Awards may take the form of any other Awards or an annual or long- term cash incentive bonus. A performance period may be for a duration of time designated by the Compensation Committee. The 2014 Plan also allows the Compensation Committee to establish consecutive or overlapping performance periods. The performance period may be subject to earlier termination in the event of termination of employment or service, as applicable, or a change in control of the Company. Performance payments are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code and to be fully deductible for federal income tax purposes by the Company. A minimum level of acceptable achievement may also be established by the Compensation Committee. If, by the end of the performance period, the participant has achieved the specified Performance Goals, the participant will be deemed to have fully earned the Performance Award.

The Performance Goals and targets established by the Compensation Committee for a given performance period shall be established prior to, or reasonably promptly following, the beginning of a performance period. To the extent required by Section 162(m) of the Code, the Performance Goals and targets shall be established no later than the earlier of the date that is ninety (90) days after the beginning of the performance period or the day prior to the date on which 25% of the performance period has elapsed. At the time that the Compensation Committee establishes the Performance Goals and targets for a specified performance period, the Compensation Committee shall also specify (1) the target payments that will be payable if the participant achieves the specified target, (2) the target payments that will be payable, if any, if the participant exceeds the specified target, and (3) the amount by which the target payments will be reduced if the performance is less than the target established for a specified performance period.

To the extent earned, the Performance Awards will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, shares of Common Stock, Other Awards granted under the 2014 Plan, other property, or in any combination of those methods. The Compensation Committee may also permit a participant to defer receipt of a performance payment or may require the mandatory deferral of some or all of a performance payment if the Compensation Committee has established rules and procedures relating to such deferrals in a manner intended to comply with Section 409A of the Code. Following the completion of a performance period, the 2014 Plan requires the Compensation Committee to certify whether the applicable performance targets have been achieved and to determine the amount of the performance payment to be made to a participant for the performance period.

The maximum value of a performance payment that may be made to a participant with respect to a Performance Award denominated in cash for any performance period of twelve months or less is $5,000,000 ($10,000,000 for any periods exceeding twelve months).

Performance Goals. The 2014 Plan requires that the Compensation Committee establish Performance Goals for Performance Awards. In addition, if the Compensation Committee so chooses, Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Shares, Performance Units, and Other Awards may also specify Performance Goals. Performance Goals may be described either in terms of Company-wide objectives, individual participant objectives, objectives related to performance of one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures in which the participant is employed or relative to the performance of other corporations. Performance Goals applicable to any award may include asset turnover, capacity utilization, cash flow, customer satisfaction, earnings growth, earnings per share, economic value added, environmental health and safety, expenses, increase in the Fair Market Value of shares of Common Stock, market share, net income, net operating income, net operating profit, operating profit margin, pretax profits, pretax operating income, quality, revenue growth, return on capital, return on sales, return on equity, return on assets managed, return on investment, return on invested capital, sales margin, sales volume, total return to stockholders, working capital, profit margins, liquidity measures, or other operational measures and strategic goals.

Change in Control. The 2014 Plan includes a definition of “change in control.” Generally, unless otherwise prescribed by the Compensation Committee, a change in control will be deemed to have occurred upon the occurrence of any of the following events:

•	The Company merges into itself, or is merged or consolidated with, another entity and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting entity immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former stockholders of the Company immediately prior to such transaction;

•	All or substantially all the assets accounted for on the consolidated balance sheet of the Company are sold or transferred to one or more entities or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such entity or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the stockholders of the Company immediately prior to such transaction or series of transactions;

•	A person (excluding certain purchases made by affiliated entities which the Company has a direct or indirect ownership or other equity interest, directly by our or our subsidiaries’ employee benefit plans, by any person or group of which employees of the Company or an affiliated entities control a greater than 25% interest unless the Board of Directors determines that such person or group is making a “hostile acquisition,” or by any person or group that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, any participant) acquires beneficial ownership of 35% or more of the voting power of the then-outstanding voting securities of the Company; or

•	A majority of the members of the Board of Directors are not Continuing Directors, where a “Continuing Director” is any member of the Board of Directors who (x) was a member of the Board of Directors on the effective date of the 2014 Plan or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, provided that any director appointed or elected to the Board of Directors to avoid or settle a threatened or actual proxy contest (including but not limited to a consent solicitation) shall in no event be deemed to be a Continuing Director.

Transferability. No award granted or amount payable under the 2014 Plan is transferable by a participant other than by will or the laws of descent and distribution. No award may be transferred in exchange for consideration except in connection with adjustments made as a result of a corporate transaction such as a merger, consolidation, stock dividend or recapitalization. Except as otherwise determined by the Compensation Committee, Stock Options are exercisable during the participant’s lifetime only by him or her.

The Compensation Committee may specify at the date of grant that part or all of the shares of Common Stock that are to be issued or transferred by the Company upon exercise of Stock Options, upon payment under any grant of Performance Awards or Performance Units, or no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the 2014 Plan, shall be subject to further restrictions on transfer.

Adjustments. The maximum number of shares of Common Stock covered by outstanding Stock Awards, Stock Options, Performance Awards, and Restricted Shares granted under the 2014 Plan, and the prices per share applicable to those shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or in the event of a Change in Control, the Compensation Committee is given discretion to provide a substitution of alternative consideration for any or all outstanding awards under the 2014 Plan, as it in good faith determines to be equitable under the circumstances, and may require the surrender of all awards so replaced. The Compensation Committee may also make or provide for adjustments in the numerical limitations under the 2014 Plan as the Compensation Committee may determine appropriate to reflect any of the foregoing transactions or events. In addition, for each Stock Option or Stock Appreciation Right with an exercise price greater than the consideration offered in connection with any of the foregoing transactions or events or in the event of a Change in Control, the Compensation Committee may in its sole discretion elect to cancel such Stock Option or Stock Appreciation Right without any payment to the person holding such Stock Option or Stock Appreciation Right.

Administration. The Compensation Committee administers the 2014 Plan and has the authority to select the participants from those eligible under the 2014 Plan. The Compensation Committee determines the type, number, and other terms and conditions of the awards. The Compensation Committee may prescribe award documents, establish rules and regulations for the administration of the 2014 Plan, construe and interpret the 2014 Plan and the award documents, and make all other decisions or interpretations as the Compensation Committee may deem necessary. The Compensation Committee may make awards to participants under any or a combination of all of the various categories of awards that are authorized under the 2014 Plan, or in its discretion, make no awards. At or after the time of grant of an award, the Compensation Committee may determine the vesting, exercisability, payment, and other restrictions that apply to the award. The Compensation Committee will also have authority, at or after the time of grant, to determine the effect, if any, that a participant’s termination of employment or service or a change of control of the Company will have on the vesting and exercisability of an award. In accordance with rules and procedures established by the Compensation Committee, the Compensation Committee may permit a participant to defer some or all of an award at the time of grant and may also require mandatory deferrals of a portion of an award in excess of an amount specified by the Compensation Committee. The Compensation Committee may delegate its responsibility with respect to administration of the 2014 Plan to officers of the Company, members of the Compensation Committee or members of the Board of Directors. The Compensation Committee may not, however, delegate its authority to make awards to individuals subject to Section 16 of the Securities Exchange Act of 1934 or to make awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code.

Amendment and Termination. To the extent permitted by Section 409A of the Code, the Board of Directors or the Compensation Committee may, at any time, terminate or, from time to time, amend, modify, or suspend the 2014 Plan. However, any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange or quotation system upon which the Common Stock is traded or quoted will not be effective unless and until such approval has been obtained in compliance with those applicable laws or rules. These amendments would include any increase in the number of shares available for issuance or certain other increases in awards available under the 2014 Plan (except for increases caused by adjustments made pursuant to the 2014 Plan). In addition, no repricing of underwater stock options of SARs (i.e., an amendment or a stock option of SAR to reduce the exercise price or any cancellation of any stock option or SAR in exchange for cash or other awards having a lower exercise price), but not including any adjustment described in “Adjustments” above may be effected without the approval of the stockholders of the Company. Presentation of the 2014 Plan or any amendment of the 2014 Plan for stockholder approval is not to be construed to limit the Company’s authority to offer similar or dissimilar benefits through plans that are not subject to stockholder approval.

Withholding Taxes. To the extent that the Company or any subsidiary is required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a participant under the 2014 Plan, and the amounts available to the Company or any subsidiary for that withholding are insufficient, it is a condition to the receipt of payment or the realization of the benefit that the participant make arrangements satisfactory to the Company for payment of the balance of those taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of that benefit. No Common Stock or benefit withholding shall exceed the minimum required withholding.

Miscellaneous. The 2014 Plan does not confer on any participant a right to continued employment with the Company. The Compensation Committee may provide for special terms for awards to participants who are foreign nationals or who are employed by the Company outside the United States of America as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. No grants shall be made under the 2014 Plan more than 10 years after the 2014 Plan is approved by stockholders.

Compliance with Section 409A of the Code. To the extent applicable, it is intended that the 2014 Plan and any grants made under the 2014 Plan comply with the provisions of Section 409A of the Code. Any reference to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

New Plan Benefits. No awards of any kind have yet been made under the 2014 Plan. Given the discretion of the Compensation Committee in administering the 2014 Plan, it is not possible to determine in advance whether awards will be granted or how any types of awards authorized under the 2014 Plan will be allocated among eligible participants.

For information regarding stock options granted to the Company’s Named Executive Officers during fiscal year 2013, see “Summary Compensation Table” on page 34 of this proxy statement, and for long-term performance awards granted to those individuals in 2013, see “Amounts Notionally Earned for 2013 Measurement Period” on page 28.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2014 Plan based on federal income tax laws in effect on January 1, 2014. This summary is not intended to be complete and does not describe state, local, or foreign tax consequences.

Tax Consequences to Participants

Non-Qualified Stock Options. In general, (1) no income will be recognized by a participant at the time a non-qualified Stock Option is granted; (2) at the time of exercise of a non-qualified Stock Option, ordinary income will be recognized by the participant in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Stock Option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by a participant upon the grant or exercise of an incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of Common Stock are issued to the participant pursuant to the exercise of an Incentive Stock Option, and if, no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon sale of such shares any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income generally will be recognized by the recipient upon the grant of a Stock Appreciation Right. At the time of exercise, the recipient will recognize ordinary income in an amount equal to the difference between the exercise price of the Stock Appreciation Right and the value of the shares subject to the Stock Appreciation Right at the time of exercise.

Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income tax rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such, Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs. No income generally will be recognized upon the award of RSUs. Any subsequent transfer of unrestricted shares of Common Stock or cash in satisfaction of such award will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the fair market value of the unrestricted shares of Common Stock or other property received.

Performance Awards and Performance Units. No income generally will be recognized upon the grant of Performance Awards or Performance Units. Upon payment with respect to Performance Awards or Performance Units earned, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received.

Tax Consequences to the Company or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Equity Compensation Plan Information (As of December 31, 2013)

The following table provides information as of December 31, 2013 regarding the Company’s equity compensation plans, all of which were approved by the Company’s security holders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,088,723	$15.63	1,766,818
Equity compensation plans not approved by security holders	—	—	—
Total	2,088,723	$15.63	1,766,818

AGENDA ITEM 4

PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS,

NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors is aware of the significant interest in executive compensation matters by investors and the general public. The Company is submitting this proposal, commonly known as a “say-on-pay” proposal, to stockholders. The Company is currently conducting say-on-pay votes every year and expects to hold the next say-on-pay vote in connection with its 2015 Annual Meeting of Stockholders. As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, we are asking you to cast a non-binding advisory vote to approve the Company’s named executive officer compensation through the consideration of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Our Compensation Committee has overseen the development and implementation of a compensation program that is discussed more fully in “Compensation Discussion and Analysis” and “Executive Compensation,” including the summary tables and narrative sections of this proxy statement.

The Company’s compensation program emphasizes a pay-for-performance philosophy. Performance-based annual cash incentive and long-term incentive programs, collectively, are the majority of the targeted annual compensation for our named executive officers. These programs are designed to:

•	Drive the long-term financial and operational performance of the Company;

•	Deliver value to our stockholders;

•	Recognize and reward corporate, group and individual performance;

•	Provide a pay package that reflects our judgment of the value of each officer’s position in the marketplace and the Company; and

•	Attract and retain strong executive leadership.

In executing a philosophy which begins with creating long-term value to stockholders, the Compensation Committee has established a framework for executive compensation that promotes a culture of performance and accountability with due consideration to risk management, transparency, and the need to adjust to rapidly changing market conditions. The program is heavily weighted toward pay at risk, with limited executive perquisites and benefits and clear line of sight to the link between important Company strategic goals and the rewards for achieving those objectives.

To further promote alignment with the interests of stockholders and a culture of enduring performance and accountability, the Company’s executives have stock ownership requirements and are bound by a clawback policy which allows for the recoupment of incentive payments in certain circumstances. The fully independent Compensation Committee believes that the executive compensation program is an essential factor in the Company’s strengthening of its leadership team and competitive position in the marketplace, both of which lead to business continuity and long-term value creation.

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee, or the Board of Directors. However, we value stockholders’ opinions, and the Board will carefully consider the outcome of the advisory vote on named executive officer compensation.

The Board of Directors recommends that the stockholders vote FOR approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers for fiscal year 2013.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Cooper Tire’s executive compensation program for its named executive officers is driven by our financial and strategic goals and the principle of pay for performance. The compensation program primarily consists of a base salary and performance-based cash incentive and equity awards.

2013 Financial Results

Subsequent to establishing performance targets for 2013, the Company entered into a definitive merger agreement with Apollo Tyres Ltd., which resulted in the unforeseen events and challenges described in further detail in the Company’s Form 10-K. Despite failing to meet the performance targets that we set for 2013, it is worthy of note that the Company delivered the second best full-year operating profit in its 100-year history (excluding the divested automotive group). The actual results against the 2013 targets are as follows:

Corporate Performance Metrics*	2013 Targets	2013 Performance Results
Operating Profit	$350,000,000	$240,714,000
Free Cash Flow	$80,000,000	$56,256,000
Net Income	$198,000,000	$111,013,000
Return on Invested Capital	15%	10.9%

*	For more information about how these performance metrics are calculated and reconciliations to amounts presented in Form 10-K, see “Incentive Compensation – Performance Metrics for 2013” on pages 25 and 27.

Executive Compensation Practices

Highlighted below is a summary of our executive compensation practices:

•	Pay is tied to performance.

•	The annual incentive plan is based upon the achievement of established corporate or business unit performance metrics, e.g., for corporate, the 2013 goals were corporate operating profit and free cash flow.

•	The 2013-2015 long-term performance plan is based upon the achievement of net income and return on invested capital goals.

•	Dividend equivalents are not accrued or paid on performance awards that are not notionally earned.

•	The annual incentive plan and the long-term performance plan are designed to challenge the named executive officers to meet aggressive performance goals. There is an appropriate balance of annual and long-term incentives, as well as multiple measures of performance.

•	The majority of each named executive officer’s total compensation is at risk, and the design is intended to focus executives on metrics that create long-term stockholder value.

•	Stock ownership. Executives are required to achieve and maintain minimum levels of stock ownership. The CEO’s ownership requirement is five times base salary, and the ownership requirement for the other named executive officers is three times base salary.

•	Clawback policy. The Board has an established policy for recoupment of annual and long-term incentive compensation in the event of a restatement of reported financial results or if an employee has engaged in unethical conduct detrimental to the Company.

•	Welfare and retirement benefits. With the exception of a non-qualified supplementary benefit plan designed to restore 401(k) benefits lost due to statutory limits under the Internal Revenue Code and a deferred compensation plan which, depending upon the participant’s election, accrues earnings or losses based upon the performance of Cooper Tire stock or the same investment opportunities as those offered in the qualified 401(k) plan, the named executive officers participate in the same qualified benefit plans as all other salaried employees in the U.S. We do not credit additional years of service beyond years actually worked for retirement benefits.

•	Employment agreements. Except for Mr. Armes, none of the named executive officers have an employment agreement.

•	Risk assessment. The process used to evaluate risks associated with our compensation programs is formalized, and the Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Among other risk-mitigating features, both the annual and the long-term incentive plans are capped at 200% of targeted payouts.

•	Executive compensation consultant. Our executive compensation consultant is retained directly by and reports to the Compensation Committee, does not provide any services to management, and had no prior relationship with our Chief Executive Officer or any other named executive officer.

Executive Compensation Philosophy and Approach

Our Philosophy Is to Provide Market Competitive Pay for Achieving Targeted Results

The Cooper Tire executive officer compensation program is designed to deliver value to our stockholders by driving long-term financial and operational performance. To accomplish this goal, we have structured our executive compensation program to attract, motivate, and retain outstanding executives around the following principles:

•	Pay for performance. A significant portion of the compensation that our executives realize is based on performance, which motivates our executives to achieve annual and long-term goals. This direct tie to performance means that the majority of each executive’s compensation opportunity is “at-risk” and earned based upon achieving key financial and strategic goals that are linked to enterprise value, stockholder value, and stock price performance.

•	Pay competitive compensation. We routinely evaluate and benchmark our compensation programs and practices against a market of general industry companies.

•	Align the interests of management and stockholders. We deliver a substantial portion of the long-term incentive opportunity through equity awards. In order to further align our key executives with stockholder interests, ongoing stock retention is required of our named executive officers and senior executives, all of whom are subject to minimum ownership guidelines.

•	Encourage management continuity and enduring value creation. Our executive compensation program includes long-term incentives and other benefits which are earned or vested over several years, promoting retention and dedication to performance improvement. The program is regularly benchmarked and refined to assure that the Company can attract, retain, and motivate the caliber of leadership which can deliver value to our stockholders and other key constituents of Cooper’s success.

Our Executive Officer Compensation Program Is Administered by the Compensation Committee

The Compensation Committee is responsible for performing the duties of the Board of Directors relating to the compensation of our executive officers and other senior management. During 2013, our named executive officers were Mr. Roy V. Armes, Chairman, Chief Executive Officer, and President; Mr. Bradley E. Hughes, Vice President, Chief Financial Officer, and Treasurer; Ms. Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer; Mr. Harold C. Miller, Vice President and President International Tire Operations; and Mr. Christopher E. Ostrander, Vice President and President North American Tire Operations.

The Compensation Committee is authorized by the Board of Directors to determine the compensation package for Mr. Armes. In making this determination, the Committee considers a formal assessment of Mr. Armes’ performance by the Board of Directors, overall business results, competitive market practices, strategic objectives, recent compensation paid to Mr. Armes, and other relevant factors.

With input, as appropriate, from management and our outside executive compensation consultant, the Compensation Committee reviews and approves all elements of our executive compensation program. Management is responsible for making recommendations to the Compensation Committee regarding executive officer compensation (except with respect to Mr. Armes’ compensation) and effectively implementing our executive compensation program, as approved by the Compensation Committee.

The Compensation Committee retained Exequity LLP as its executive compensation consultant in 2013 and utilized data from Aon Hewitt, an outside compensation consultant, for pay benchmarking.

Additional information about the role and processes of the Compensation Committee is presented under the heading “Executive Compensation Consultant Disclosure” and “Meetings of the Board of Directors and Its Committees—Compensation Committee” in this proxy statement.

Compensation Peer Groups

The Compensation Committee annually analyzes market benchmark data regarding base salary and annual and long-term incentive opportunities and periodically evaluates market benchmark data regarding other compensation elements. The Compensation Committee uses benchmarking data to assess: 1) market pay levels and 2) program design. The benchmarking groups represent the kinds of companies that have similar characteristics and may compete with Cooper Tire for executive leadership positions. For each element of compensation and in the aggregate, the Committee sets compensation targets near the middle of the range offered by comparable companies.

Peer Group for Pay Level Benchmarking—For officer pay level, we engaged Aon Hewitt in 2012 to provide general industry data on 172 companies with revenues between $1.7 billion and $11.2 billion. The median revenue of these 172 companies was approximately $4.23 billion.

Peer Group for Program Design Benchmarking—For purposes of benchmarking executive program design, a peer group of 15 companies with annual revenues in the range of 50% to 200% of our revenues was used. In addition to comparable revenues, selection criteria included whether the company is a durable goods or capital intensive manufacturer, offers a consumer-branded product, focuses on technology-driven product development, and manages international operations. Each of the following peer group companies met four of the five criteria.

Borg Warner Inc.	Lennox International
Dana Holding Corp.	NACCO Industries, Inc.
Dover Corp.	Snap-on Incorporated
Exide Technologies	SPX Corp.
Flowserve Corporation	Steelcase Inc.
Harley-Davidson, Inc.	Tenneco
Harsco Corporation	Timken Co.
Leggett & Platt Incorporated

Our Compensation Levels Are Set Considering Business Needs, Market Data and Other Factors

We use a comprehensive and structured approach in setting the compensation framework for all executive positions. We begin with a review of the Company’s overall strategy and the particular role each position is expected to play in achieving the goals of the Company. Starting with this foundation and with the assistance of the Compensation Committee’s executive compensation consultant, we obtain and review relevant market benchmark data for each position regarding base salary, annual cash incentive opportunities, and long-term incentive award levels. We then determine an appropriate range of compensation for each position by assessing the market data in conjunction with the valuation of the position’s impact and importance in setting and achieving the strategic objectives of the Company.

To facilitate a comprehensive view of all current and previously granted forms of compensation for each named executive officer, tally sheets are used by the Compensation Committee. Informed by tally sheet data, competitive market data, organization strategies, and individual performance assessments, the Compensation Committee uses its judgment, rather than a formulaic approach, in setting target compensation for each named executive officer each year.

Structure of Compensation Program

We believe that our executive compensation program, by element and in total, best achieves our objectives. The majority of each named executive officer’s compensation opportunity is based on the achievement of important financial and strategic goals established at the beginning of the respective performance period. The primary elements of our executive compensation program, all key to the attraction, retention, and motivation of our named executive officers, are shown in the following table:

Element	Purpose	Nature of Component
Base Salary	To value the competencies, skills,	Cash. Not “at risk.” Reviewed
	experience, and performance of	annually.
individual executives.

Annual Incentive Compensation	To motivate and reward executives	Cash award. Performance-based and
	for the achievement of targeted	“at risk.” Amount earned will vary
	financial and strategic goals.	based upon results achieved against
annual goals (operating profit and
free cash flow in 2013).

Long-Term Incentive	To motivate and reward executives	Equity-based and cash awards.
Compensation	for the achievement of long-term	Performance-based and “at risk.”
	goals and creation of stockholder	Amount earned will vary depending
	value.	upon stock appreciation and results
achieved against LTI goals (net
income and return on invested capital
in 2013).

Non-Qualified Benefits	To attract the level of talent required	Supplementary benefit plan to make
	to achieve strategic objectives and to	up for 401(k) or cash balance plan
	promote continuity of leadership.	benefits lost due to limits of the
Internal Revenue Code. Opportunity
to participate in a non-qualified
deferred compensation plan.

Base Salaries

We provide market competitive base salaries to attract and retain outstanding talent and to provide a fixed component of pay for our named executive officers. Base salaries are reviewed annually and are determined with consideration to the role of the executive, competitive market data regarding similar roles in similar organizations, individual performance, budget, and other considerations. The Compensation Committee uses the median of market data as the general reference point for base salary decisions because it believes that the median is the best representation of competitive salaries in the market for similar roles and talent.

In setting base salaries for 2013, the Compensation Committee considered the officer’s experience in his or her current role, the impact of his or her role on the Company’s results, the overall quality and manner in which the officer performs his or her role, the financial position of the Company, and the value of retention.

Incentive Compensation

With input from management and its executive compensation consultant, the Compensation Committee reviews and discusses annual corporate and business unit performance targets and the appropriateness of these performance targets considering the following primary factors prior to approval:

•	Expected performance based upon the annual operating plan as approved by the Board;

•	The economic environment in which we expect to operate during the year, including risk factors;

•	The achievement of financial results expected to enhance stockholder value; and

•	The strategic goals and initiatives of the Company.

Annual Incentive Compensation

Target Opportunity

At target levels of achievement, the Annual Incentive Plan is designed to approximate the market median of awards for executives in similar roles in similar organizations. At the highest level of achievement, the annual cash incentive opportunity for our named executive officers was 200% of the target opportunity in 2013. At a threshold level of performance, the incentive opportunity was 50% of the target in 2013, with no incentive earned if performance was below the threshold achievement level.

The Compensation Committee uses the median of general industry market data as the general reference point for target annual cash incentive opportunities because it believes that the median is the best representation of competitive annual cash incentive levels in the market for similar roles and talent. With regard to setting individual annual cash incentive opportunity levels, the Compensation Committee has the discretion to adjust the target opportunity levels as it deems appropriate. Typical reasons for adjusting an individual officer’s target annual cash incentive opportunity level above or below the market median include how long the officer has been in his or her current role, the impact of the role upon the organization, and the multiple of salary needed to bring the total cash compensation of the executive to a competitive level.

Presented below are the target incentive awards for the named executive officers in 2013:

	2013 Target Incentive
Executive	$	(% of Salary)
Mr. Armes	$1,248,263	120%
Mr. Hughes	$329,250	70%
Ms. Harmon	$233,750	60%
Mr. Miller	$280,401	70%
Mr. Ostrander	$290,088	70%

Performance Metrics for 2013

The performance metrics under the 2013 Annual Incentive Plan for Messrs. Armes and Hughes and Ms. Harmon were: 60% Corporate Operating Profit and 40% Corporate Free Cash Flow. For Mr. Miller, the 2013 performance metrics were 45% International Tire Division Operating Profit, 35% Corporate Free Cash Flow, and 20% Corporate Operating Profit. For Mr. Ostrander, the 2013 performance metrics were 45% North America Tire Division Operating Profit, 35% Corporate Free Cash Flow, and 20% Corporate Operating Profit. The potential payout on each of the financial metrics ranged from 0% to 200% of target. The table below summarizes the threshold, target, and maximum goals as compared to actual results:

					Actual as a
	Threshold	Target	Maximum		Percent of
Performance Metric	Goal	Goal	Goal	Actual Result	Target
Corporate Operating Profit	$225,000,000	$350,000,000	$475,000,000	$240,714,000	69%
Corporate Free Cash Flow	$36,000,000	$80,000,000	$124,000,000	$56,256,000	70%
International Tire Division Operating Profit	$85,500,000	$123,900,000	$167,400,000	$83,990,000	68%
North American Tire Division Operating Profit	$172,600,000	$268,500,000	$364,400,000	$204,239,000	76%

Corporate operating profit is equal to operating profit from the Company’s financial statements.

Corporate free cash flow is defined as cash provided by continuing operations plus proceeds from sale of assets from the Company’s financial statements, less capital expenditures and dividends.

The following is a calculation of corporate free cash flow for 2013:

Cash Provided by Continuing Operations	$272,375,000
Plus: Proceeds From Sale of Assets	723,000
Less: Capital Expenditures	(180,448,000)
Less: Dividends	(36,394,000)

Corporate Free Cash Flow	$56,256,000

Presented below are the actual incentive awards for the named executive officers in 2013:

	2013 Actual Incentive
Executive	$	(% of Target)
Mr. Armes	$778,916	62.4%
Mr. Hughes	$205,452	62.4%
Ms. Harmon	$145,860	62.4%
Mr. Miller	$102,907	36.7%
Mr. Ostrander	$192,328	66.3%

Long-Term Incentives

The Compensation Committee approves long-term incentive award opportunities for the named executive officers and other senior officers of the Company. Long-term incentive awards are granted and can only be granted under the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan, which allows for a variety of forms of long-term incentives. For 2013, awards of stock options, performance-based stock units, and performance-based cash were granted, with each weighted approximately 33.3% . In determining the appropriate form or mix of long-term performance awards, the Compensation Committee considers such factors as the motivational impact of various components, alignment with stockholder interests, the affordability of certain awards, and other business objectives which may prescribe or suggest the form or mix of awards at a particular time in the business cycle.

Award Grant Timing and Pricing

For current executives in the plan, the grant date is typically the date of our February Compensation Committee meeting. For most new executives, the grant date is as of, or shortly after, the hiring date of the newly eligible executive. The methodology to determine the number of options or shares to grant and to establish the exercise price of equity-based awards is to average the high and low trading price of our common stock, as quoted on the New York Stock Exchange, on the date of grant.

Performance-Based Stock Units and Performance-Based Cash

Key design features of performance-based stock units and performance-based cash grants include:

•	One-year measurement periods within a three-year performance period;

•	At the start of each year, specific financial metrics are set;

•	At the end of each year in a three-year performance period, performance-based stock units and performance-based cash can be notionally earned if financial metrics for the awards have been achieved;

•	Payout opportunities can range from 0% to 200% of the target award opportunity;

•	Notionally earned performance-based stock units and performance-based cash, if any, vest and are payable at the end of the three-year cycle, with performance-based stock units payable in shares of common stock and performance-based cash settled in cash; and

•	Dividend equivalents, which are credited to notionally earned performance-based stock units, are reinvested into additional stock units and paid at the end of the three-year cycle with the underlying and vested performance-based stock units. Performance-based stock units that have not been notionally earned do not receive dividend equivalents.

Since the performance period for each performance-based grant is three years, participants can have overlapping three-year award opportunities active at any time.

The financial metrics for the 2013 measurement period of the 2011-2013, the 2012-2014, and the 2013-2015 performance periods approved by the Compensation Committee at the beginning of 2013 were as follows:

Metric	Weighting
Net Income	80%
Return on Invested Capital	20%

The Compensation Committee selected these performance metrics because net income and prudent management of capital are essential to the strategic and financial goals of the Company over the measurement period and the three-year performance period. The ultimate value of earned performance-based stock units is based on the Company’s financial results and the stock price, which aligns with long-term stockholder value creation. The ultimate value of earned performance-based cash is based on the Company’s financial results.

For purposes of the performance-based stock units and the performance-based cash awards, the following table summarizes the threshold, target, and maximum performance goals for 2013 for the 2011-2013, 2012-2014, and the 2013-2015 performance periods, as compared to the actual results:

					Actual as a
	Threshold	Target	Maximum		Percent of
Performance Metric	Goal	Goal	Goal	Actual Result	Target
Net Income	$127,000,000	$198,000,000	$268,000,000	$111,013,000	56%
Return on Invested Capital	11%	15%	18%	10.9%	73%

Net income is equal to net income attributable to Cooper Tire & Rubber Company from the Company’s financial statements.

Return on invested capital is calculated by dividing operating profit from the Company’s financial statements, less income tax and the tax impact of net interest expense, by an average of debt and equity. The average of debt and equity is calculated by taking the sum of the balance at the end of fiscal year 2012 and the balance at the end of each quarter in fiscal year 2013 and dividing by five.

The following is the calculation of return on invested capital for 2013:

Numerator:
Operating Profit	$240,714,000
Less: Income Tax Expenses	(79,406,000)
Less: Tax Impact of Net Interest Expense	(10,103,000)

$151,205,000
Denominator:
Average of Debt and Equity	$1,392,256,000
Corporate Return on Invested Capital	10.9%

Performance-Based Stock Units

For the 2013-2015 performance period, the Compensation Committee granted individual award opportunities for performance-based stock units, a portion of which could be notionally earned in 2013.

Presented below are the target numbers of performance-based stock units for the 2013 tranche of the 2011-2013, the 2012-2014, and the 2013-2015 performance periods.

	Target Performance-Based Stock Unit
	Award For 2013
	2011-2013	2012-2014	2013-2015
	Long-Term Incentive	Long-Term Incentive	Long-Term Incentive
Officer	Performance Period	Performance Period	Performance Period
Mr. Armes	14,710	22,901	17,032
Mr. Hughes	3,004	4,630	3,142
Ms. Harmon	2,568	3,926	2,391
Mr. Miller	2,525	3,926	2,523
Mr. Ostrander	2,758	4,054	2,769

Performance-Based Cash

For the 2013-2015 performance period, the Compensation Committee also granted individual award opportunities for performance-based cash, a portion of which could be notionally earned in 2013.

Presented below are the target performance-based cash awards for the 2013 tranche of the 2011-2013, the 2012-2014, and the 2013-2015 performance periods:

	Target Performance-Based Cash
	Award For 2013
	2011-2013	2012-2014	2013-2015
	Long-Term Incentive	Long-Term Incentive	Long-Term Incentive
Officer	Performance Period	Performance Period	Performance Period
Mr. Armes	$337,903	$357,823	$451,111
Mr. Hughes	$69,000	$72,334	$83,233
Ms. Harmon	$59,000	$61,334	$63,333
Mr. Miller	$58,000	$61,334	$66,822
Mr. Ostrander	$63,334	$63,334	$73,333

Amounts Notionally Earned for the 2013 Measurement Period

In 2013, there was an opportunity to notionally earn performance-based stock units and performance-based cash granted under the 2011-2013, the 2012-2014, and the 2013-2015 performance periods. Because actual performance in 2013 did not exceed the applicable performance thresholds, no performance-based stock units nor any performance cash was notionally earned for the 2013 measurement period.

	2013 Measurement Period
	2011-2013		2012-2014		2013-2015
	Performance Period		Performance Period		Performance Period
		Performance		Performance		Performance
Officer	PBUs	Cash	PBUs	Cash	PBUs	Cash
Mr. Armes	0	$0	0	$0	0	$0
Mr. Hughes	0	$0	0	$0	0	$0
Ms. Harmon	0	$0	0	$0	0	$0
Mr. Miller	0	$0	0	$0	0	$0
Mr. Ostrander	0	$0	0	$0	0	$0

Amounts Earned for the 2011-2013 Performance Period

The table below summarizes the awards which were notionally earned in 2012 for the now completed 2011-2013 performance period. These awards were paid in shares of common stock and cash in early 2014. There were no awards notionally earned in 2011 or 2013 under the 2011-2013, the 2012-2014, and the 2013-2015 plans.

	2011-2013 Performance Period
	2011 Measurement Period		2012 Measurement Period		2013 Measurement Period		2011-2013 Total Earned
	0% Achievement		200% Achievement		0% Achievement
		Performance		Performance		Performance		Performance
Officer	PBUs	Cash	PBUs	Cash	PBUs	Cash	PBUs	Cash
Mr. Armes	0	$0	29,422	$675,804	0	$0	29,422	$675,804
Mr. Hughes	0	$0	6,008	$138,000	0	$0	6,008	$138,000
Ms. Harmon	0	$0	5,138	$118,000	0	$0	5,138	$118,000
Mr. Miller	0	$0	5,050	$116,000	0	$0	5,050	$116,000
Mr. Ostrander	0	$0	5,514	$126,666	0	$0	5,514	$126,666

In accordance with the regulations established by the Securities and Exchange Commission for the Summary Compensation Table, the “Stock Awards” column shows only the performance stock unit tranches granted each calendar year, and the “Non-Equity Incentive Plan Compensation” column shows the cash amounts notionally earned in 2012 for the now completed 2011-2013 performance period because these cash amounts became nonforfeitable and were fully earned after the end of 2013. Likewise, in the Grants of Plan-Based Awards Table, the Estimated Future Payouts Under Non-Equity Incentive Awards column shows the performance cash tranches for each calendar year.

Stock Options

The size of the stock option grant was determined with reference to competitive median levels for executives in similar roles in similar organizations, the historic and recent price for the Company’s stock, as well as individual performance and other long-term considerations.

The stock options granted in 2013 vest in equal installments of one-third per year beginning one year after the date of grant and are presented in the “2013 Grants of Plan-Based Awards Table” that follows the Summary Compensation Table. The option term is 10 years, after which, if not exercised, the option expires.

Retirement Benefits

In order to attract high caliber leadership and promote management continuity among our named executive officers, we provide the following retirement benefits:

•	401(k) Plan. The Company provides a 401(k) retirement savings plan for eligible employees, including the named executive officers. Under the Spectrum Retirement Savings Plan, in which the named executive officers participate, participants may choose to contribute up to the annual limit determined by the Internal Revenue Service. The Company currently provides each participant with a stated matching contribution of 100% of the first 1% of pay contributed by the employee and 50% of the next 5% of pay contributed by the employee. In addition, the Company may make a discretionary contribution into the 401(k) Plan on behalf of all employees eligible to participate in the Spectrum Retirement Savings Plan, up to the limits determined annually by the Internal Revenue Service.

•	Pension Plan. Among the named executive officers, only Mr. Armes and Mr. Miller have an accrued benefit under the frozen cash balance plan. At retirement, a participant who is eligible for an immediate benefit under the cash balance plan may elect his benefit be paid in the form of an annuity or in a lump sum. A participant who terminates prior to eligibility to receive an immediate benefit under the plan will receive an annuity at the time of normal or early retirement unless, within one year of termination of employment, the participant elects a lump-sum payment.

•	Non-Qualified Supplementary Benefit Plan. The Non-Qualified Supplementary Benefit Plan is a non-elective deferred compensation plan. This plan is designed to make-up for any 401(k) benefits lost due to limits of the Internal Revenue Code, and the named executive officers participate in the Non-Qualified Supplementary Benefit Plan only to the extent that full participation in our qualified 401(k) plan is restricted by limits under the Internal Revenue Code. Mr. Armes and Mr. Miller, both of whom have an accrued balance under the frozen cash balance plan, also have a balance in the Non-Qualified Supplementary Benefit Plan for the cash balance plan benefits that were lost due to the limits of the Internal Revenue Code. These balances are shown in the “2013 Pension Benefits Table” on page 40.

The actuarial change from 2012 in our named executive officers’ pension benefit is presented in the “2013 Summary Compensation Table” on page 34. Detailed information about these pension plans is also presented in the “2013 Pension Benefits Table” and related disclosures on page 40.

Executive Deferred Compensation

In order to provide executives an opportunity to defer earned salary or cash incentive awards, the Company offers a non-qualified deferred compensation plan. The plan allows selected senior management employees (including our named executive officers) to elect to defer receipt of up to 80% of their base salary and up to 100% of their annual and long-term incentive cash compensation each year (subject to an aggregate $10,000 minimum per year), until a date or dates chosen by the participant. We do not make matching or other employer contributions to the Executive Deferred Compensation Plan. Amounts deferred into this plan are credited to a notional account that is notionally invested in the same investment vehicles offered in the Company’s 401(k) Plan and/or Cooper stock, at the participant’s election. The plan does not provide any fixed, above-market earnings opportunity. Detailed information about this plan is presented in the “2013 Non-Qualified Deferred Compensation Table” and related footnotes. This plan is compliant with and administered in accordance with the rules and regulations of Section 409A of the Code, as are all other plans of the Company that have an element of deferred compensation.

Perquisites and Other Compensation

We provide a limited annual allowance of $15,000 to cover the cost of financial planning services and an annual executive physical for our named executive officers. There is minimal use of the Company plane for personal use, and we do not provide a tax gross-up on the imputed income associated with any personal use of the Company plane by an executive. It is the Company’s policy to reimburse for and to gross up the imputed income associated with the travel costs of spouses who accompany the executives to participate in business-related activities.The value of the noted perquisites is presented in the “All Other Compensation” column of the 2013 Summary Compensation Table.

Other Program Design Elements

Requirements to Maintain a Minimum Level of Stock Ownership

We believe that our named executive officers, whose business decisions impact our operations and results, should obtain and maintain a reasonable equity ownership in the Company. As such, the Compensation Committee has established stock ownership guidelines for our named executive officers. At present, the individuals listed below must achieve the ownership guidelines as follows:

Officer	Ownership Guideline	Targeted Achievement Date
Mr. Armes	5 x Base Salary	January 1, 2013
Mr. Hughes	3 x Base Salary	November 18, 2014
Ms. Harmon	3 x Base Salary	December 16, 2014
Mr. Miller	3 x Base Salary	January 1, 2013
Mr. Ostrander	3 x Base Salary	January 17, 2016

If any of our named executive officers do not in a timely manner satisfy the stock ownership guidelines, then the Compensation Committee may take further action, including requiring that 50% of an executive’s annual cash incentive be paid in stock; requiring that the executive retain 50% of the net after-tax shares following the exercise of any stock options or upon the vesting of other equity awards; requiring that 50% of the executive’s long-term incentive awards be paid in stock; or reducing the executive’s long-term incentive grants. Mr. Armes and Mr. Miller, whose target achievement dates were in 2013, have met their respective ownership requirements.

Employment Agreement and Change in Control Plan

The Company has an employment agreement with Mr. Armes that specifies minimum pay levels and provides severance benefits in certain circumstances (both with and without a change in control). The terms of Mr. Armes’ employment agreement were negotiated in the light of market benchmark data for similar companies provided by Towers Watson, cost and other considerations, and were set to attract him to join the Company. The terms of the original agreement dated December 19, 2006, were amended and restated on December 22, 2008, to be in full compliance with Section 409A of the Code. Mr. Armes’ base salary as of December 31, 2013, was $1,050,000.

As a tool to facilitate attraction and retention of key executive talent, the Company also has a change in control plan that covers each of the other named executives. Under this plan, benefits are received only in the event that an actual change in control and termination occurs, or termination occurs during a time when the Company is party to a definitive agreement, the consummation of which would result in a change in control, and thus are not considered part of annual compensation. We believe that a change in control plan maintains productivity, facilitates a long-term commitment, and encourages retention when, and if, we are confronted with the potential disruptive impact of a change in control of the Company.

See “Potential Payments Upon Termination or Change in Control” beginning on page 43 for more information regarding these arrangements.

Other Considerations

Clawback Policy

Our Board has adopted a policy that permits us to recoup the annual and long-term incentive compensation paid to our executives in certain circumstances. Under this policy, if the Company significantly restates its reported financial results, the Board will review the circumstances that caused such restatement, consider issues of accountability and oversight, and analyze the impact of such restatement on compensation paid or awarded to Company employees. If the restatement is the result of fraud or misconduct, the Board may elect to recover all annual cash incentive awards, long-term incentive pay (“LTIP”), and other incentive-based compensation paid to the employees who engaged in such fraud or misconduct. Additionally, for participants in the LTIP, the Board may elect to recover LTIP paid out to the extent the Company’s performance goals were over-stated as a result of such restatement, and, for all participants, the Board may adjust any unvested or notionally earned LTIP amounts related to the relevant measurement period(s) to reflect the restatement. If the restatement is not the result of fraud or misconduct, the Board may adjust any unvested or notionally earned LTIP amounts related to the relevant measurement period(s) to reflect the restatement. The policy also provides that if the Board determines that any employee has engaged in unethical conduct detrimental to the Company, the Board may seek recoupment of all annual cash incentives, LTIP, or other incentive-based compensation paid to such employee during the period(s) of such unethical behavior, and cancel all unvested or notionally earned incentive-based compensation related to such period(s). Recovery under the Clawback Policy is in addition to any recoupment required or permitted by law, including the Sarbanes-Oxley Act of 2002 and common law, or by contract.

Tax Deductibility of Executive Compensation

The financial reporting and income tax consequences of the compensation elements are considered by the Compensation Committee when it analyzes the design and level of compensation. The Compensation Committee balances its objective of ensuring effective and competitive compensation packages with the desire to maximize the tax deductibility of compensation.

Regulations issued under Section 162(m) of the Code provide that compensation in excess of $1 million paid to the Chief Executive Officer and certain other named executive officers will not be deductible unless it meets specified criteria for being “performance-based.” The Compensation Committee generally designs and administers the executive incentive programs of the Company to qualify for the performance-based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances the business objectives of the Company.

Compensation Plan for 2014

When setting executive compensation for 2014, the Compensation Committee took into account the results of the stockholder advisory vote on named executive officer compensation that occurred at the 2013 Annual Meeting of Stockholders. Because a substantial majority (over 95%) of the votes cast approved the compensation program described in our 2013 proxy statement, the Compensation Committee applied the same principles in determining the amounts and types of executive compensation for 2014 as described below.

Base pay levels are set with reference to individual roles, impact, individual performance, and median levels of competitive market pay as determined by peer group and general market comparisons.

Annual cash incentive opportunity levels are benchmarked against competitive norms as measured against general industry data for similar executive positions. Individual annual cash incentive opportunity levels are adjusted, if warranted, to maintain competitive compensation packages for our named executive officers.

The long-term incentive opportunity for 2014 includes a mix of stock options, performance-based stock units, and performance-based cash. The stock options vest in equal installments of one-third per year beginning one year after grant.

In addition, for 2014, the annual and long-term incentive opportunities of the “covered employees” (within the meaning of Section 162(m) of the Code) will continue to be provided under the 2010 Plan, and will be designed to qualify for the performance-based exception to Section 162(m) of the Code. For awards to the covered employees, the Compensation Committee will establish pools representing the maximum amounts that can be paid to each covered employee based on compensation formulas with respect to operating profit and net cash provided by operating activities. The Compensation Committee, however, has retained the ability to reduce any awards, taking into account any criteria it deems appropriate, utilizing the negative discretion permitted by Section 162(m).

Executive Compensation Consultant Disclosure

During the 2013 fiscal year, the Compensation Committee engaged Exequity LLP to serve as an executive compensation consultant. Exequity provides research data analysis, survey information and design expertise in developing compensation programs for executives. In addition, Exequity keeps the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices. A representative of Exequity typically attends meetings of the Compensation Committee and is available to participate in executive sessions. The Compensation Committee has considered the independence-related factors enumerated by the SEC and has concluded that Exequity is independent. In addition, the Compensation Committee has concluded that the work of Exequity in 2013 did not raise any conflicts of interest.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2014 Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities Exchange Commission or Section 18 of the Exchange Act.

Respectfully submitted,

Richard L. Wambold, Chairman

John J. Holland

John F. Meier

Robert D. Welding

EXECUTIVE COMPENSATION

The following tables and narratives provide, for the fiscal year ended December 31, 2013, descriptions of the cash compensation paid by the Company, as well as certain other compensation awarded, paid or accrued, during 2013 to our named executive officers, including:

•	Mr. Roy V. Armes, Chairman, Chief Executive Officer, and President;

•	Mr. Bradley E. Hughes, Vice President, Chief Financial Officer, and Treasurer; and

•	Ms. Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer; Mr. Harold C. Miller, Vice President and President International Tire Operations; and Mr. Christopher E. Ostrander, Vice President and President North American Tire Operations, who were our three other most-highly compensated executive officers other than Messrs. Armes and Hughes who were serving as of December 31, 2013.

2013 SUMMARY COMPENSATION TABLE

The following table shows compensation information for 2011, 2012, and 2013 for our named executive officers.

Name and Principal Position(1)	Year	Salary	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Roy V. Armes	2013	$1,040,459		$1,389,298	$1,621,496	$1,454,720	$8,334	$320,282	$5,834,589
Chairman, Chief Executive	2012	$1,002,213		$857,375	$1,575,950	$3,045,074	$7,975	$374,665	$6,863,252
Officer, and President	2011	$949,750		$734,351	$1,191,710	$0	$7,631	$133,509	$3,016,951
Bradley E. Hughes	2013	$470,700		$273,980	$347,077	$343,452	$0	$77,439	$1,512,648
Vice President,	2012	$448,317		$175,094	$263,880	$798,120	$0	$114,144	$1,799,555
Chief Financial Officer,	2011	$426,500		$151,028	$254,540	$0	$0	$43,726	$875,794
and Treasurer
Brenda S. Harmon	2013	$389,663		$225,901	$227,662	$263,860	$0	$78,988	$1,186,074
Senior Vice President and	2012	$376,590		$148,922	$241,890	$559,601	$0	$86,051	$1,413,054
Chief Human Resources	2011	$362,750		$128,724	$208,260	$0	$0	$42,300	$742,034
Officer
Harold C. Miller	2013	$400,850		$228,164	$247,390	$218,907	$7,626	$79,986	$1,182,923
Vice President and	2012	$382,317		$214,014	$263,880	$637,645	$7,298	$87,686	$1,592,840
President International	2011	$360,500		$126,496	$225,615	$97,597	$6,983	$36,092	$853,283
Tire Operations
Christopher E. Ostrander	2013	$414,803		$243,597	$305,794	$318,994	$0	$87,907	$1,371,095
Vice President and	2012	$394,317		$106,422	$263,880	$512,612	$0	$105,407	$1,382,638
President North American Tire	2011	$365,385	$100,000	$1,663,528	$254,540	$0	$0	$298,944	$2,682,397
Operations

(1)	Mr. Ostrander joined the Company on January 17, 2011.
(2)	Except as otherwise noted below, the amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 17 to our Consolidated Financial Statements for the twelve months ended December 31, 2013. At maximum performance levels under the 2013 tranche of the 2011-2013 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $748,004; Mr. Hughes, $152,753; Ms. Harmon, $130,583; Mr. Miller, $128,396; and Mr. Ostrander, $140,244. At maximum performance levels under the 2013 tranche of the 2012-2014 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $1,164,516; Mr. Hughes, $235,436; Ms. Harmon, $199,637; Mr. Miller, $199,637; and Mr. Ostrander, $206,146. At maximum performance levels under the 2013 tranche of the 2013-2015 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $866,077; Mr. Hughes, $159,771; Ms. Harmon, $121,582; Mr. Miller, $128,295; and Mr. Ostrander, $140,804.
(3)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 17 to our Consolidated Financial Statements for the twelve months ended December 31, 2013.
(4)	The amounts shown in this column for 2013 represent payouts in cash for performance under our annual cash incentive program and the performance-based cash notionally earned for the 2012 tranche of the 2011-2013 long-term incentive plan. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on achievement of certain financial and strategic goals. See “Compensation Discussion and Analysis” beginning on page 20 for more information about our annual cash incentive program and the performance-based cash component of the long-term incentive program.
(5)	These amounts represent aggregate changes in the actuarial present value of the named executive officer’s accumulated benefit under our pension plans (including supplemental defined benefit plans). Only Mr. Armes and Mr. Miller participate in the pension plans; and none of the named executive officers received above-market earnings on deferred compensation balances from prior years.
(6)	The amounts shown in this column represent perquisites and other compensation including company contributions to qualified and non-qualified defined contribution plans, executive physicals, financial planning services, personal use of company aircraft and spouse and dependent travel. The company contributions to the non-qualified plan include contributions made in 2014 for the 2013 plan year. Personal use of the company plane is limited and charged based upon Cooper Tire’s operating costs.

Amounts received by each named executive officer for 2013 are identified and quantified in the table below:

Named Executive Officer	Company Contributions To Qualified Defined Contribution Plan	Company Contributions To Non-Qualified Defined Contribution Plan	Personal, Spouse, and Dependent Travel	Tax Gross-Up Related to Travel Costs	Financial Planning Services	Executive Physical	Total
Roy V. Armes	$20,814	$264,986	$11,870	$7,612	$14,557	$443	$320,282
Bradley E. Hughes	$20,814	$47,878	—	—	$8,747	$0	$77,439
Brenda S. Harmon	$20,814	$49,635	—	—	$6,700	$1,839	$78,988
Harold C. Miller	$20,814	$45,900	—	—	$10,835	$2,437	$79,986
Christopher E. Ostrander	$20,814	$40,311	$11,060	$9,660	$4,650	$1,412	$87,907

2013 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows all plan-based awards granted to our named executive officers during 2013. The option awards and the unvested portion of the stock awards identified in this table are also reported in the “Outstanding Equity Awards at 2013 Fiscal Year-End Table” below. All awards were granted under our 2010 Incentive Compensation Plan. For a summary of the incentive plan designs, see “Compensation and Discussion Analysis” beginning on page 20.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: # of Securities Underlying	Exercise of Stock Option Awards	Closing Price	Value of Stock and Option
		Grant	$ Threshold	$ Target	$ Maximum	# Threshold	# Target	# Maximum	of Stock or	Options #	($/share) $	($/share) $	Awards $
Name (a)	Type(1)	Date (b)	(2) (c)	(3) (d)	(4) (e)	(5) (f)	(6) (g)	(7) (h)	Units #	(8) (i)	(9) (j)	(10) (k)	(11) (l)
Roy V.	AIP	2/23/2013	$624,132	$1,248,263	$2,496,526
Armes	PBU1	2/23/2013				7,355	14,710	29,420		—	—	—	$374,002
	PBU2	2/23/2013				11,451	22,901	45,802		—	—	—	$582,258
	PBU3	2/23/2013				8,516	17,032	34,064					$433,039
	PBU4	2/23/2013	$168,952	$337,903	$675,806
	PBU5	2/23/2013	$178,912	$357,823	$715,646
	PBU6	2/23/2013	$225,556	$451,111	$902,222
	Options	2/23/2013								125,019	$25.425	$25.09	$1,621,496
Bradley E.	AIP	2/23/2013	$164,625	$329,250	$658,500
Hughes	PBU1	2/23/2013				1,502	3,004	6,008		—	—	—	$76,377
	PBU2	2/23/2013				2,315	4,630	9,260		—	—	—	$117,718
	PBU3	2/23/2013				1,571	3,142	6,284					$79,885
	PBU4	2/23/2013	$34,500	$69,000	$138,000
	PBU5	2/23/2013	$36,167	$72,334	$144,668
	PBU6	2/23/2013	$41,617	$83,233	$166,466
	Options	2/23/2013								26,760	$25.425	$25.09	$347,077
Brenda S.	AIP	2/23/2013	$116,875	$233,750	$467,500
Harmon	PBU1	2/23/2013				1,284	2,568	5,136		—	—	—	$65,291
	PBU2	2/23/2013				1,963	3,926	7,852		—	—	—	$99,819
	PBU3	2/23/2013				1,196	2,391	4,782					$60,791
	PBU4	2/23/2013	$29,500	$59,000	$118,000
	PBU5	2/23/2013	$30,667	$61,334	$122,668
	PBU6	2/23/2013	$31,667	$63,333	$126,666
	Options	2/23/2013								17,553	$25.425	$25.09	$227,662
Harold C.	AIP	2/23/2013	$140,201	$280,401	$560,802
Miller	PBU1	2/23/2013				1,263	2,525	5,050		—	—	—	$64,198
	PBU2	2/23/2013				1,963	3,926	7,852		—	—	—	$99,819
	PBU3	2/23/2013				1,262	2,523	5,046					$64,147
	PBU4	2/23/2013	$29,000	$58,000	$116,000
	PBU5	2/23/2013	$30,667	$61,334	$122,668
	PBU6	2/23/2013	$33,411	$66,822	$133,644
	Options	2/23/2013								19,074	$25.425	$25.09	$247,390
Christopher E.	AIP	2/23/2013	$145,044	$290,088	$580,176
Ostrander	PBU2	2/23/2013				1,379	2,758	5,516		—	—	—	$70,122
	PBU3	2/23/2013				2,027	4,054	8,108					$103,073
	PBU4	2/23/2013	$31,667	$63,334	$126,668	1,385	2,769	5,538					$70,402
	PBU5	2/23/2013	$31,667	$63,334	$126,668
	PBU6	2/23/2013	$36,667	$73,333	$146,666
	Options	2/23/2013								23,577	$25.425	$25.09	$305,794

(1)	AIP = Annual Incentive Plan; PBU1 = Performance-based stock units granted in the 2013 tranche of the 2011-2013 Long-Term Incentive Plan; PBU2 = Performance-based stock units granted in the 2013 tranche of the 2012-2014 Long-Term Incentive Plan; PBU3 = Performance-based stock units granted in the 2013 tranche of the 2013-2015 Long-Term Incentive Plan; PBU4 = Performance-based cash granted in the 2013 tranche of the 2011-2013 Long-Term Incentive Plan; PBU5 = Performance-based cash granted in the 2013 tranche of the 2012-2014 Long Term Incentive Plan; PBU6 = Performance-based cash granted in the 2013 tranche of the 2013-2015 Long Term Incentive Plan; Options = Stock options granted in 2013.
(2)	The amounts shown in column (c) with respect to AIP represent the threshold opportunity if all of the performance metrics are met. The threshold payout is based on performance at 64% of the Corporate Operating Profit, 69% of the International Division Operating Profit, and 64% of the North American Tire Division Operating Profit and achievement of Corporate Free Cash Flow of $36,000,000. The amounts shown in column (c) with respect to PBU4, PBU5, and PBU6 represent the threshold amount of performance-based cash that the executive would notionally earn for 2013 performance under the 2011-2013, 2012-2014, and 2013-2015 performance cycles of our Long-Term Incentive Plan, if the 2013 performance is $127,000,000 for Corporate Net Income and Return on Invested Capital is 11.0 percent. If the 2013 performance is below the applicable targets, our executives would not receive any payout of the performance-based cash awarded to them.
(3)	The amounts shown in column (d) with respect to AIP represent the target opportunity if all of the performance metrics are met. The amounts shown in column (d) with respect to PBU4, PBU5, and PBU6 represent the amount of performance-based cash that the executive would notionally earn for 2013 performance under the 2011-2013, 2012-2014, and 2013-2015 performance cycles of our Long-Term Incentive Plan, if the 2013 performance is at 100% of target (the payout is 100% of the executives’ targeted payout amounts).
(4)	The amounts shown in column (e) with respect to AIP represent the maximum opportunity if all of the performance metrics are met. The maximum payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is earned on performance equal to or exceeding $475,000,000 for the Corporate Operating Profit and achieving Corporate Free Cash Flow of $124,000,000. The amounts shown in column (e) with respect to PBU4, PBU5, and PBU6 represent the maximum amount of performance-based cash that the executive would notionally earn for 2013 performance under the 2011-2013, 2012-2014, and 2013-2015 performance cycles of our Long-Term Incentive Plan. The payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is earned on performance equal to or exceeding $268,000,000 for Corporate Net Income and a Return on Invested Capital of 18.0 percent.
(5)	The amounts shown in column (f) represent the threshold number of performance-based stock units that the executive would notionally earn for 2013 performance under the 2011-2013, 2012-2014, and 2013-2015 performance cycles of our Long-Term Incentive Plan, if the 2013 performance is $127,000,000 for Corporate Net Income and Return on Invested Capital targets is 11.0 percent (in each case, the payout would have been 50% of the executives’ targeted payout amounts). If the 2013 performance period is below the applicable targets, our executives would not receive any payout of the performance-based stock units awarded to them.
(6)	The amounts shown in column (g) represent the target number of performance-based stock units that the executive would notionally earn for 2013 performance under the 2011-2013, 2012-2014, and 2013-2015 performance cycles of our Long-Term Incentive Plan, if the 2013 performance is $198,000,000 for Corporate Net Income and a Return on Invested Capital target is 15.0 percent (the payout is 100% of the executives’ targeted payout amounts).
(7)	The amounts shown in column (h) represent the maximum number of performance-based stock units that the executive would notionally earn for 2013 performance under the 2011-2013, 2012-2014, and 2013-2015 performance cycles of our Long-Term Incentive Plan. Maximum payout is earned on performance equal to or exceeding $268,000,000 of Corporate Net Income and Return on Invested Capital of 18.0 percent. The maximum payout amounts are capped at 200% of the executives’ targeted payout amounts.

(8)	The amounts shown in column (i) represent the number of stock options granted to each executive.
(9)	The amounts shown in column (j) represent the per-share exercise price of options on February 21, 2013, the date they were granted. This was determined based on the average of the high and low price of a share of the Company’s Common Stock on that date.
(10)	The amounts shown in column (k) represent the closing market price of the Company’s Common Stock on February 21, 2013.
(11)	The amounts in column (l) represent the grant date fair value as of the grant date of stock awards and option awards determined pursuant to FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 17 to our Consolidated Financial Statements for the twelve months ended December 31, 2013.

For more information about the compensation arrangements in which our named executive officers participate, see “Compensation Discussion and Analysis” beginning on page 20.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END TABLE

The following table shows all outstanding equity awards (stock options, performance-based stock units that have not been earned, and restricted stock units) held by our named executive officers at the end of 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Roy V. Armes	106,220	—	$18.705	March 9, 2010	March 9, 2020	—	—	—	—
	68,667	34,333	$22.970	February 23, 2011	February 23, 2021	—	—	—	—
	71,667	143,333	$15.625	February 23, 2012	February 23, 2022	—	—	—	—
	—	125,019	$25.425	February 21, 2013	February 21, 2023
						69,755	$1,676,910	56,967	$2,369,487

	246,554	302,685
Bradley E. Hughes	22,600	—	$18.705	March 9, 2010	March 9, 2020	—	—	—	—
	14,667	7,333	$22.970	February 23, 2011	February 23, 2021	—	—	—	—
	12,000	24,000	$15.625	February 23, 2012	February 23, 2022	—	—	—	—
	—	26,760	$25.425	February 21, 2013	February 21, 2023
						14,104	$339,060	10,916	$262,421

	49,267	58,093
Brenda S. Harmon	19,500	—	$18.705	March 9, 2010	March 9, 2020	—	—	—	—
	12,000	6,000	$22.970	February 23, 2011	February 23, 2021	—	—	—	—
	11,000	22,000	$15.625	February 23, 2012	February 23, 2022	—	—	—	—
	—	17,553	$25.425	February 21, 2013	February 21, 2023
						11,960	$287,518	8,709	$209,364

	42,500	45,553
Harold C. Miller	6,334	—	$18.705	March 9, 2010	March 9, 2020	—	—	—	—
	6,500	6,500	$22.970	February 23, 2011	February 23, 2021	—	—	—	—
	12,000	24,000	$15.625	February 23, 2012	February 23, 2022	—	—	—	—
	—	19,074	$25.425	February 21, 2013	February 21, 2023
						11,960	$287,518	8,972	$215,687

	24,834	49,574
Christopher E. Ostrander	14,667	7,333	$22.970	February 23, 2011	February 23, 2021	—	—	—	—
	12,000	24,000	$15.625	February 23, 2012	February 23, 2022	—	—	—	—
	—	23,577	$25.425	February 21, 2013	February 21, 2023
						49,665	$1,193,947	9,592	$230,592

	26,667	54,910

(1)	The stock options vest in one-third increments on each of the first three anniversaries of the grant date (which grant date was February 23, 2011 for the options expiring on February 23, 2021, February 23, 2012 for the options expiring on February 23, 2022, and February 21, 2013 for the stock options expiring on February 21, 2023).
(2)	Includes dividend equivalent units earned on outstanding restricted stock units. The amounts reported in this column will vest: for Mr. Armes, as to 69,755 units on December 31, 2014; for Mr. Hughes, as to 14,104 units on December 31, 2014; for Ms. Harmon, as to 11,960 units on December 31, 2014; for Mr. Miller, as to 11,960 units on December 31, 2014; and for Mr. Ostrander, as to 18,658 units on January 17, 2015, as to 12,349 units on December 31, 2014, as to 18,658 units on January 17, 2015.
(3)	Value is based on the closing price of our common stock of $24.04 on December 31, 2013, as reported on the New York Stock Exchange.
(4)	Reflects the target payout opportunity for 2014 and 2015 performance periods under the 2012-2014 and 2013-2015 performance cycles of our Long-Term Incentive Plan. The target payout opportunities for 2014 under the 2012-2014 performance cycle (22,901 units for Mr. Armes, 4,630 units for Mr. Hughes, 3,926 units for Ms. Harmon, 3,926 units for Mr. Miller, and 4,054 units for Mr. Ostrander), if earned, will vest on December 31, 2014. The target payout opportunities for each of 2014 and 2015 under the 2013-2015 performance cycle (17,032 and 17,034 units for Mr. Armes, 3,142 and 3,144 units for Mr. Hughes, 2,391 and 2,392 units for Ms. Harmon, 2,523 and 2,523 units for Mr. Miller, and 2,769 and 2,769 units for Mr. Ostrander), if earned will vest on December 31, 2015.

2013 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows our named executive officers’ exercise of stock options, plus the value realized at exercise by each named executive officer, in addition to stock awards that vested, plus the value realized by each named executive officer as a result of such vesting, during 2013.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (c)
Roy V. Armes	—	$—	29,866	$713,947
Bradley E. Hughes	—	$—	26,419	$597,920
Brenda S. Harmon	—	$—	11,993	$275,478
Harold C. Miller	—	$—	5,129	$122,609
Christopher E. Ostrander	—	$—	24,054	$603,753

(1)	These amounts represent the market value of our common stock on the vesting date or distribution date multiplied by the number of shares that vested or were distributed.

2013 PENSION BENEFITS TABLE

This table shows the actuarial present value of accumulated benefits payable to, and the number of years of service credited to, each of our named executive officers under our defined benefit plans, both qualified and non-qualified. Only Mr. Armes and Mr. Miller are eligible for a benefit under these plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (c)	Present Value of Accumulated Benefit (d)	Payments During Last Fiscal Year (e)
Roy V. Armes	Spectrum Retirement Plan	7	$40,135	$0
	Non-Qualified Supplementary Benefit Plan – DB Account	7	$153,389	$0
Harold C. Miller	Spectrum Retirement Plan	11	$120,840	$0
	Non-Qualified Supplementary Benefit Plan – DB Account	11	$56,254	$0

For purposes of the amounts reflected above under column (d), we have used the same assumptions that we use for financial reporting purposes under generally accepted accounting principles, except that we have assumed that the retirement age for our named executive officers is their normal retirement age of 65. See Note 12 to our Consolidated Financial Statements for the twelve months ended December 31, 2013, for details as to our valuation method and the material assumptions applied in quantifying the present value of the current accrued benefit. See also our discussion of pension and postretirement benefits under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” beginning on page 26 of the Company’s Form 10-K.

Under the Spectrum Retirement Plan, which is a noncontributory defined benefit plan, we have a cash balance plan that was frozen as of June 30, 2009. This plan covers eligible non-union employees in the United States who were employed by Cooper Tire on or before June 30, 2009, other than those participants grandfathered in the defined benefit pension plan who had reached age 40 and had at least 15 years of service as of January 1, 2002. Mr. Armes and Mr. Miller are the only named executive officers who participated in the cash balance pension plan in 2013.

Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment, subject to any Section 409A provisions. Payment of the benefit in an annuity form may not generally commence until the participant has reached age 55. The amount payable is not reduced by Social Security benefits payable to the participant.

Mr. Armes and Mr. Miller also participate in the Cooper Tire & Rubber Company Non-Qualified Supplementary Benefit Plan. As noted on page 30, the non-qualified plan provides benefits solely due to the limits of the Internal Revenue Code.

2013 NON-QUALIFIED DEFERRED COMPENSATION TABLE

This table shows certain information for 2013 for each of our named executive officers under our non-qualified deferred compensation plans and programs.

Name	Executive Contributions ($)(1)	Company Contributions ($)(2)	Aggregate Earnings ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/13 ($)(4)
Roy V. Armes
Non-Qualified Supplementary Benefit Plan	$0	$148,616	$0	$0	$858,377
Deferred Restricted Stock Units	$0	$0	($94,029)	$0	$2,090,735
Bradley E. Hughes
Non-Qualified Supplementary Benefit Plan	$0	$40,009	$0	$0	$183,126
Brenda S. Harmon
Non-Qualified Supplementary Benefit Plan	$0	$26,650	($2,575)	$0	$128,915
Harold C. Miller
Non-Qualified Supplementary Benefit Plan	$0	$23,632	$0	$0	$184,913
Executive Deferred Compensation Plan	$124,371	$0	$72,773	$0	$874,034
Deferred Restricted Stock Units	$0	$0	($3,663)	$0	$82,145
Christopher E. Ostrander
Non-Qualified Supplementary Benefit Plan	$0	$33,452	$0	$0	$117,577

(1)	The amounts reported as Executive Contributions are fully reported in the 2013 Summary Compensation Table.
(2)	The amounts reported as Company Contributions include amounts with respect to both base salary and incentive compensation earned by each named executive officer for 2013. With respect to base salary, these amounts include contributions made in 2014 with respect to 2013 salary. With respect to incentive compensation, these amounts include the Company match and the discretionary contribution expected to be made by the Company based on the formula used for such contributions in prior years. This amount for incentive compensation is $73,997 for Mr. Armes, $19,518 for Mr. Hughes, $13,857 for Ms. Harmon, $9,776 for Mr. Miller, and $8,271 for Mr. Ostrander.
(3)	None of the amounts reported as Aggregate Earnings are reported in the 2013 Summary Compensation Table.
(4)	The Aggregate Balance at December 31, 2013, includes deferred compensation which was reported in the Summary Compensation Table for prior year proxies. The amounts are $2,184,764 for Mr. Armes, $0 for Mr. Hughes, $0 for Ms. Harmon, $887,069 for Mr. Miller, and $0 for Mr. Ostrander.

For more information about our non-qualified deferred compensation programs, see “Compensation Discussion and Analysis” beginning on page 20.

Non-Qualified Supplementary Benefit Plan

The Non-Qualified Supplementary Benefit Plan is a non-elective deferred compensation plan. The named executive officers participate in the Non-Qualified Supplementary Benefit Plan only to the extent that full participation in our qualified 401(k) plan (the Spectrum Investment Savings Plan) is restricted by limits under the Internal Revenue Code. Mr. Armes and Mr. Miller have an accrued benefit under the frozen cash balance plan.

Non-Qualified Deferred Compensation Plan

The Executive Deferred Compensation Plan is an elective deferred compensation plan which allows certain executive officers, including the named executive officers, to defer receipt of up to 80% of base salary and 100% of cash awards earned under annual and long-term incentive plans, subject to minimum $10,000 annual deferral for each element of compensation. The Company does not make matching or other employer contributions to the Executive Deferred Compensation Plan.

Each year, participants in the Executive Deferred Compensation Plan have the opportunity to make an election with respect to the subsequent year, choosing the amounts they will defer for the subsequent year, the form of distribution for the deferred amounts, and the allocation among investment preferences which determine credited earnings or losses on the deferred amounts. The available investment preferences include the same investment opportunities provided in the Company’s qualified 401(k) plan as well as Cooper stock.

We credit deferred compensation in bookkeeping accounts established for the Executive Deferred Compensation Plan. Based on the participant’s election, deferred amounts are credited with earnings or debited with losses as if the deferred amounts were invested in our stock or the funds offered within the 401(k) plan. Distributions of deferred accounts, made in accordance with each participant’s election and generally made upon termination of employment, can be made in the form of a lump sum, up to 10 annual installments, or a combination of both. Participants may also change their distribution elections subject to distribution delays. This Plan is compliant with and administered in accordance with the rules and regulations of Section 409A of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We are generally obligated to provide our named executive officers with certain payments or other forms of compensation upon a termination of employment or a change in control. The forms of such termination can involve voluntary termination, retirement, involuntary termination without cause, for cause termination, termination following a change in control, and the disability or death of the executive. The disclosure below describes the circumstances under which we may be obligated to provide our named executive officers with payments or compensation. Additionally, the tables below reflect the estimated amounts of payments or compensation each of our named executive officers may receive under particular circumstances in the event of termination of such named executive officer’s employment.

Payments to Mr. Armes

We are a party to an employment agreement with Mr. Armes. The initial term of employment for Mr. Armes was for three years beginning January 1, 2007, which term is automatically extended for one additional year commencing each January 1 after the commencement of the initial term until the year in which Mr. Armes’ 64th birthday occurs, unless either Mr. Armes or we gives prior notice by September 30th that the term will not be extended. The employment agreement contains non-competition and non-solicitation provisions that extend for two years after any termination of employment. Below is a description of the payments or compensation Mr. Armes is entitled to pursuant to his employment agreement when his employment with us is terminated or upon a change in control.

Payments Made Upon Retirement

If Mr. Armes retires during the term of his employment agreement, he will be entitled to a single lump sum cash payment within 30 days following his termination date equal to his then current base salary, to the extent unpaid through his termination date, plus the prorated portion of our annual and long-term incentive compensation programs in which he participates. The prorated portion of the annual incentive and long-term incentive compensation will be calculated using the actual performance of the applicable metrics through the end of the most recent fiscal quarter. Additionally, all outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms. The vesting and distribution of restricted stock units will be in accordance with the terms of the grants. He will also receive any benefits under the Company’s Non-Qualified Supplementary Benefit Plan to which he is entitled.

Payments Made Upon Death or Disability

In the event of Mr. Armes’ death or termination of employment due to disability, he or his beneficiaries or estate will be entitled to payment of a full target annual incentive, a prorated long-term performance based incentive compensation payout based on actual performance through the end of the most recent fiscal quarter, and 24 months’ continuation of life and accident benefits and health benefits followed by eligible COBRA benefits, as well as distribution of any unpaid vested restricted stock unit award.

Payments Made Upon Termination for Cause or Without Good Reason

Upon a termination for cause or without good reason, Mr. Armes is entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans.

Payments Made Upon Termination Without Cause or for Good Reason

Mr. Armes is entitled to certain separation benefits and payments upon an involuntary termination without cause or a voluntary termination due to good reason (as defined in the employment agreement). These payments and benefits include the following:

•	Prorated portion of long-term performance based incentive compensation based on actual performance through the end of the most recent fiscal quarter;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual incentive compensation earned over the prior three years;

•	Accelerated vesting of all then unvested time-based restricted stock unit awards payable in accordance with the terms of the applicable plans;

•	Stock option awards that are vested at the date of termination, subject to exercise for 90 days following termination; and

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation.

Payments Made in Connection with a Termination Following a Change in Control

Mr. Armes is entitled to certain separation benefits and payments upon a termination without cause or a voluntary termination due to good reason within two years following a change in control. These payments and benefits upon termination include the following:

•	Prorated portion of long-term performance based incentive compensation based on actual performance through the end of the most recent fiscal quarter;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual incentive compensation earned over the prior three years;

•	Accelerated vesting of all then unvested time-based restricted stock unit and stock option awards with payment made in accordance with the terms of the applicable plans (stock options will be subject to exercise for 90 days following termination) or the Company may pay the value in cash; however, if the successor company has not assumed the obligation at the date of the change in control, vesting will occur at the time of the change in control;

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation; and

•	A tax gross-up for excise taxes, if the parachute payments exceed 110% of the “Section 280G safe harbor limit,” resulting from payments triggered as a result of a change in control. If the parachute payments do not exceed 110% of the “Section 280G safe harbor limit,” the payments are cut-back to the “Section 280G safe harbor limit” and there is no tax gross-up for excise taxes.

All post-termination payments are conditioned upon the execution by Mr. Armes at the time of termination of a release of all claims against the Company.

Payments to Other Named Executive Officers

Payments Made Upon Retirement, Death, or Disability

Upon (i) retirement by a named executive officer who is eligible to retire or (ii) death or disability, named executive officers receive the following:

•	Prorated incentive (annual and long-term) compensation through the date of termination based upon actual performance through the end of the applicable measurement period(s) to be distributed in accordance with the terms of the plans;

•	Accrued and vested retirement benefits;

•	Upon death or disability, stock options fully vest and are exercisable for twelve (12) months; upon retirement, stock options continue to vest in accordance with the terms of the plans and are exercisable for five years from the date of retirement; and

•	Unvested restricted stock unit awards vest upon retirement, death, or disability and are distributable in accordance with participant elections under the terms of the plan.

Payments Made Upon Voluntary or Involuntary Termination Without Cause

Upon voluntary or involuntary termination without cause, named executive officers are entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans.

•	Notionally earned performance units and cash under long-term compensation plans and annual incentive plans for completed performance periods vest in full upon certification by the Compensation Committee.

•	Vested stock options at the date of termination are exercisable for thirty (30) days for voluntary termination; ninety (90) days for involuntary termination without cause.

Payments Made Upon Termination for Cause

Upon termination for cause, named executive officers are entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans. All unpaid notionally earned annual and long-term compensation, stock options, and unvested restricted stock units are immediately forfeited.

Payments Made in Connection with a Change in Control

Following a change in control or a qualified pre-change in control termination such as when the Company is party to a definitive agreement the consummation of which would result in a change in control, named executive officers are entitled to receive the following payments and benefits:

Benefits upon closing of the change in control or a qualified termination under a potential change in control.

•	Payment of notionally earned and unpaid annual and long-term incentive compensation;

•	Prorated target for annual or long-term incentive compensation that is not notionally earned;

•	If the time-based restricted stock units or stock option awards are not assumed by the successor upon the change in control, the restricted stock units and stock options vest upon the change in control. Stock options remain exercisable for 90 days following termination. Restricted stock units and stock options may be converted to cash if the acquiring company does not assume responsibility for the obligation; and

•	Upon a qualified termination under a potential change in control only, accelerated vesting of all then unvested time-based restricted stock units and stock option awards with payment of restricted stock units in accordance with the participant elections under terms of the plan and stock options are exercisable for 90 days following termination.

Additional benefits upon a termination without cause or a voluntary termination due to good reason within two years after a change in control.

•	Prorated annual incentive compensation from the date of the beginning of the performance period through the date of termination for awards or programs in which the executive participates at target levels;

•	If the time-based restricted stock units or stock option awards are assumed by the successor upon the change in control, accelerated vesting of all then unvested time-based restricted stock units and stock option awards with payment in accordance with the terms of the applicable plans (stock options will be subject to exercise for 90 days following termination);

•	Two times the sum of the named executive officer’s base pay plus target annual incentive compensation at the greater of the amount at termination or immediately prior to the change in control;

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation;

•	Outplacement services for 12 months, in an amount up to 15% of the named executive officer’s base salary; and

•	If the parachute payments on an after-tax basis exceed 110% of the parachute payments that would have been received calculated without a reduction to the “Section 280G safe harbor limit,” the payments are not cut back to the “Section 280G safe harbor limit,” otherwise they are cut back. In any event, there is no tax gross-up for excise taxes.

All post-termination payments are conditioned upon the execution by the executive at the time of termination of a release of all claims against the Company.

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the tables below assume that a named executive officer was terminated and, as applicable, a change in control occurred as of December 31, 2013, and that the price of our Common Stock equals $24.04, which was the closing price of our Common Stock on December 31, 2013, as reported on the New York Stock Exchange. Actual amounts that we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual separation from Cooper Tire & Rubber Company.

Roy V. Armes

The following table shows the potential payments upon termination under various circumstances for Roy V. Armes, Chairman, Chief Executive Officer, and President.

Benefits and Payments Upon Termination	Retirement on 12/31/13 (A)	Termination by Death on 12/31/13	Termination by Disability on 12/31/13	Termination Without Cause or for Good Reason on 12/31/13	Termination for Cause or Without Good Reason on 12/31/13	Termination Subsequent to a Change in Control on 12/31/13
Compensation:
Base Salary(1)	$—
Annual Incentive Compensation(2)	$—	778,916	778,916	778,916	778,916	778,916
Cash Severance - Base Salary and Average Annual Incentive Compensation Multiple(3)	$—			4,030,562		4,030,562
Long-Term Incentive - Performance-Based Stock Units and Cash(4)	$—	2,325,149	2,325,149	2,325,149		2,325,149
Stock Options(5)	$—	2,485,044	2,485,044	2,485,044		2,485,044
Restricted Stock Units(6)	$—	2,090,735	2,090,735	2,090,735	2,090,735	2,090,735
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)	$—	1,008,766	1,008,766	1,008,766	1,008,766	1,008,766
Executive Deferred Compensation Plan	$—
Life, Accident, and Health Insurance(8)	$—	28,947	28,947	28,947		28,947
Retiree Medical and Life Insurance(9)	$—
Excise Tax Gross-Up(10)	$—
Outplacement Services	$—

Total	$—	8,717,557	8,717,557	12,748,119	3,878,417	12,748,119

(A)	Not eligible for retirement at 12/31/13.

Bradley E. Hughes

The following table shows the potential payments upon termination under various circumstances for Bradley E. Hughes, Vice President, Chief Financial Officer, and Treasurer.

Benefits and Payments Upon Termination	Retirement on 12/31/13 (A)	Termination by Death on 12/31/13	Termination by Disability on 12/31/13	Termination Without Cause or for Good Reason on 12/31/13	Termination for Cause or Without Good Reason on 12/31/13	Termination Subsequent to a Change in Control on 12/31/13
Compensation:
Base Salary(1)	$—
Annual Incentive Compensation(2)	$—	205,452	205,452	205,452	205,452	205,452
Cash Severance—Base Salary and Average Annual Incentive Compensation Multiple(3)	$—					1,573,110
Long-Term Incentive - Performance-Based Stock Units and Cash(4)	$—	455,566	455,566	289,150		455,566
Stock Options(5)	$—	446,871	446,871	446,871		446,871
Restricted Stock Units(6)	$—
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$—	183,126	183,126	183,126	183,126	183,126
Executive Deferred Compensation Plan	$—
Life, Accident, and Health Insurance(8)	$—					33,321
Retiree Medical and Life Insurance(9)	$—
Outplacement Services(11)	$—					71,505

Total	$—	1,291,015	1,291,015	1,124,599	388,578	2,968,951

(A)	Not eligible for retirement at 12/31/13.
(B)	Not eligible to participate in Pension Plan.

Brenda S. Harmon

The following table shows the potential payments upon termination under various circumstances for Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer.

Benefits and Payments Upon Termination	Retirement on 12/31/13 (A)	Termination by Death on 12/31/13	Termination by Disability on 12/31/13	Termination Without Cause or for Good Reason on 12/31/13	Termination for Cause or Without Good Reason on 12/31/13	Termination Subsequent to a Change in Control on 12/31/13
Compensation:
Base Salary(1)	$—
Annual Incentive Compensation(2)	$—	145,860	145,860	145,860	145,860	145,860
Cash Severance—Base Salary and Average Annual Incentive Compensation Multiple(3)	$—					1,179,900
Long-Term Incentive - Performance-Based Stock Units and Cash(4)	$—	327,827	327,827	246,141		327,827
Stock Options(5)	$—	400,823	400,823	400,823		400,823
Restricted Stock Units(6)	$—
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$—	128,195	128,195	128,195	128,195	128,195
Executive Deferred Compensation Plan	$—
Life, Accident, and Health Insurance(8)	$—					26,527
Retiree Medical and Life Insurance(9)	$—
Outplacement Services(11)	$—					58,995

Total	$—	1,002,705	1,002,705	921,019	274,055	2,268,127

(A)	Not eligible for retirement at 12/31/13.
(B)	Not eligible to participate in Pension Plan.

Harold C. Miller

The following table shows the potential payments upon termination under various circumstances for Harold C. Miller, Vice President and President International Tire Operations.

				Termination	Termination	Termination
			Termination	Without	for Cause	Subsequent
	Retirement	Termination	by	Cause or	or Without	to a Change
	on	by Death	Disability	for Good	Good	in Control
Benefits and Payments	12/31/13	on	on	Reason on	Reason on	on
Upon Termination	(A)	12/31/13	12/31/13	12/31/13	12/31/13	12/31/13
Compensation:
Base Salary(1)	$—
Annual Incentive Compensation(2)	$—	102,907	102,907	102,907	102,907	102,907
Cash Severance - Base Salary and Average Annual Incentive Compensation Multiple(3)	$—					1,297,440
Long-Term Incentive - Performance-Based Stock Units and Cash(4)	$—	377,714	377,714	244,070		377,714
Stock Options(5)	$—	350,462	350,462	350,462		350,462
Restricted Stock Units(6)	$—	82,145	82,145	82,145	82,145	82,145
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)	$—	241,167	241,167	241,167	241,167	241,167
Executive Deferred Compensation Plan(12)	$—	874,034	874,034	874,034	874,034	874,034
Life, Accident, and Health Insurance(8)	$—					69,694
Retiree Medical and Life Insurance(9)	$—
Outplacement Services(11)	$—					60,818

Total	$—	2,028,429	2,028,429	1,894,785	1,300,253	3,456,381

(A)	Not eligible for retirement at 12/31/13.

Christopher E. Ostrander

The following table shows the potential payments upon termination under various circumstances for Christopher E. Ostrander, Vice President and President North America Tire Operations.

				Termination	Termination	Termination
			Termination	Without	for Cause	Subsequent
	Retirement	Termination	by	Cause or	or Without	to a Change
	on	by Death	Disability	for Good	Good	in Control
Benefits and Payments	12/31/13	on	on	Reason on	Reason on	on
Upon Termination	(A)	12/31/13	12/31/13	12/31/13	12/31/13	12/31/13
Compensation:
Base Salary(1)	$—
Annual Incentive Compensation(2)	$—	192,328	192,328	192,328	192,328	192,328
Cash Severance - Base Salary and Average Annual Incentive Compensation Multiple(3)	$—					1,386,000
Long-Term Incentive - Performance-Based Stock Units and Cash(4)	$—	405,914	405,914	259,249		405,914
Stock Options(5)	$—	326,300	326,300	326,300		326,300
Restricted Stock Units(6)	$—	883,726	883,726			883,726
Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$—	117,577	117,577	117,577	117,577	117,577
Executive Deferred Compensation Plan	$—
Life, Accident, and Health Insurance(8)	$—					32,610
Retiree Medical and Life Insurance(9)	$—
Outplacement Services(11)	$—					63,000

Total	$—	1,925,845	1,925,845	895,454	309,905	3,407,455

(A)	Not eligible for retirement at 12/31/13.
(B)	Not eligible to participate in Pension Plan.

Footnotes for Tabular Disclosure

(1)	As of December 31, 2013, the amount of base salary payable to the named executive officers for services rendered during 2013 has been paid.
(2)	Amounts shown are actual amounts payable in early 2014, if any, based upon achieved performance metrics established for 2013 although the payments could be different for a termination during the year under the various listed terminations.
(3)	Termination within two years after a change in control: $75,000 lump sum payment in addition to two (2) times the sum of base salary as of the end of 2013 plus average annual cash incentive award over the prior three (3) years for Mr. Armes. Mr. Armes would receive the same amount if terminated without cause or for good reason. All other named executive officers would receive two (2) times the sum of base salary as of the end of 2013 plus target annual cash incentive compensation for termination due to a change in control. Any required reduction due to a Section 280G related excise tax “Cap” for other named executives due to a change in control adjusts the cash severance.
(4)	Amounts shown are based on the performance-based stock units and performance-based cash earned as of December 31, 2013, as part of the 2011-2013, 2012-2014, and the 2013-2015 long-term incentive programs’ performance-based grants. Units were valued at the closing price of our common stock at December 31, 2013.
(5)	Total in-the-money/intrinsic dollar value of vested and non-vested stock options for change in control. Total in-the-money/intrinsic dollar value of vested and non-vested stock options for retirement, disability, or death with specific periods for exercise.
(6)	Total dollar value of vested and non-vested restricted stock units for termination without cause or for good reason (Mr. Armes only), retirement, disability, death, and change in control. Total dollar value of only vested restricted stock units for termination with cause or without good reason. When restricted units become vested, the grantee shall receive shares of common stock equal to the number of restricted units granted in addition to dividend equivalents earned. The common stock is to be delivered on the date specified by the grantee in their restricted stock award agreement.
(7)	All vested Non-Qualified Supplementary Benefit Plan retirement plus investment savings benefits are payable to all participants upon termination.
(8)	Termination for change in control: Present value of 24 months’ coverage of Company-provided life, accident, and health benefits. In accordance with Mr. Armes’ employment agreements, he would receive this same amount if terminated without cause or for good reason, or due to death or disability.
(9)	Present value of Company-paid lifetime medical and life insurance valued to age 85. This benefit is only for employees hired before January 1, 2003, who are eligible to retire.
(10)	Under the terms of the employment agreement with Mr. Armes, this reflects the estimated gross-up payment for excise taxes imposed by Internal Revenue Code Section 4999, if any, assuming a change in control and subsequent termination of the executive’s employment as of December 31, 2013. The gross-up payment would cover federal excise taxes and additional income taxes resulting from the payment of the gross-up.
(11)	The amount shown reflects the total amount payable for outplacement assistance for Messrs. Hughes, Miller, and Ostrander and Ms. Harmon, which is equal to 15% of current base salary.
(12)	The amount shown reflects the account balance payable from the Executive Non-Qualified Deferred Compensation Plan for Mr. Miller.

2013 DIRECTOR COMPENSATION TABLE

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(h)
Thomas P. Capo	$80,000	$100,000	—	$180,000
Steven M. Chapman	$80,000	$100,000	—	$180,000
John J. Holland	$90,000	$100,000	—	$190,000
John F. Meier	$95,000	$100,000	—	$195,000
Cynthia A. Niekamp	$80,000	$100,000	—	$180,000
John H. Shuey	$95,000	$100,000	—	$195,000
Richard L. Wambold	$90,000	$100,000	—	$190,000
Robert D. Welding	$80,000	$100,000	—	$180,000

(1)	The amounts listed under “Fees Earned or Paid in Cash” represent the compensation amounts discussed in the narration below. The Non-Employee Directors deferred the following amounts of fees reported in column (b) initially into phantom stock units under our Directors’ deferral plan, as described below: Mr. Capo, $0; Mr. Chapman, $80,000; Mr. Holland, $0; Mr. Meier, $23,750; Ms. Niekamp, $0; Mr. Shuey, $0; Mr. Wambold, $90,000; and Mr. Welding, $0.
(2)	These amounts are the aggregate grant date fair value in accordance with FASB ASC 718. See Note 17 to our Consolidated Financial Statements for the twelve months ended December 31, 2013, for details as to the assumptions used to determine the fair value of the phantom stock awards. The Non-Employee Directors had phantom stock awards outstanding as of December 31, 2013, for the following number of shares: Mr. Capo, 61,472; Mr. Chapman, 80,841; Mr. Holland, 88,228; Mr. Meier, 76,838; Ms. Niekamp 11,061; Mr. Shuey, 52,373; Mr. Wambold, 95,256; and Mr. Welding, 52,309. Each Non-Employee Director received an annual grant of phantom stock awards as follows: 4,166.667 units on May 10, 2013. The entire grant date fair value (including amounts reported for 2013) of the phantom stock awards issued to each of the Non-Employee Directors in 2013 was $100,000.
(3)	The Non-Employee Directors had option awards outstanding as of December 31, 2013, for the following number of shares: Mr. Capo, 0; Mr. Chapman, 2,631; Mr. Holland, 5,748; Mr. Meier, 5,748; Ms. Niekamp 0; Mr. Shuey, 5,748; Mr. Wambold, 5,748; and Mr. Welding, 0.

Our Board of Directors makes compensation decisions for our Directors upon the recommendation of the Nominating and Governance Committee. Except as noted in the footnotes above, our Non-Employee Directors received the following compensation on an annual basis for the period January 1, 2013 through December 31, 2013:

•	Each Non-Employee Director received an annual retainer of $80,000. There were no fees for attendance at meetings of the Board of Directors and meetings of the Committees of the Board of Directors;

•	The Lead Director received an annual fee of $15,000 for serving in that capacity;

•	The Chair of the Audit Committee received an annual fee of $15,000 for serving in that capacity; and

•	The Chairs of the Compensation Committee and Nominating and Governance Committee each received an annual fee of $10,000 for serving in those capacities.

Additionally, each Non-Employee Director received an annual grant of phantom stock units in an amount equal to $100,000 divided by the average of the highest and the lowest quoted selling price of a share of the Company’s common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year.

All Directors are required to own at least 15,000 shares of our common stock, excluding options, and have five years from the date they join the Board to meet this requirement. As of the date of this proxy statement, each of our Directors has met this requirement.

Our Non-Employee Directors also participate in our Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan, which we refer to as the Directors’ deferral plan. The Directors’ deferral plan permits our Non-Employee Directors to defer some or all of the fees payable to them for service on the Board of Directors. The amounts that our Non-Employee Directors defer, and dividend equivalents on those amounts, are converted to phantom stock units and credited to a bookkeeping account established for this purpose, or are invested in various alternative investment funds available from time to time. Deferred amounts may be transferred from phantom stock units into the alternative investment funds, but not back into phantom stock units. The amount of alternative investment funds will be equal to (1) the amount of phantom stock units to be transferred multiplied by (2) the average of the highest and the lowest quoted selling price of a share of our common stock, as reported on the New York Stock Exchange Composite Tape, on the date the phantom stock units were transferred (or, if there were no sales on the date the phantom stock units were transferred, the next preceding date during which a sale of our common stock occurred).

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

The Board has determined that the existing leadership structure, with Mr. Armes serving as Chairman of the Board and Chief Executive Officer, and an independent Board member serving as Lead Director, is currently the most efficient and effective structure for the Company. Mr. Meier currently serves as Lead Director. The Board believes that having the Chief Executive Officer serve as Chairman of the Board and having an independent director serve as Lead Director strikes an effective balance between management and independent director participation in the Board process.

For example, our leadership structure currently provides for our Chief Executive Officer to serve as our Chairman of the Board because, among other things, he possesses an intimate working knowledge and understanding of our day-to-day business, plans, strategies, and initiatives. Because of this knowledge and understanding, he is in an excellent position to identify strategic opportunities and priorities and to lead the discussion between management and the Board for execution of our strategies and achievement of our objectives.

At the same time, having a Lead Director who has a strong working relationship with our independent directors ensures communication between these directors, which are all of the directors other than Mr. Armes, and the management of the Company. Our Lead Director is elected annually by a majority of the independent directors of the Board to serve until his or her successor is elected or until such earlier time as he or she ceases to be a director, resigns as Lead Director or is replaced as Lead Director by a majority of the independent directors. The specific duties and responsibilities of our Lead Director are described in our Lead Director Responsibilities and Qualifications. Among other things, our Lead Director:

•	Presides at meetings of the Board in the absence of, or upon the request of, the Chairman of the Board, including all executive sessions of the independent directors;

•	Serves as principle liaison to facilitate communications between other members of the Board and the Chairman of the Board and Chief Executive Officer, without inhibiting direct communications between the Chairman of the Board and other directors;

•	Consults with the Chairman of the Board in the preparation of the Board meeting agendas and in determining the need for special meetings of the Board;

•	Advises and consults with the Chairman of the Board and Chief Executive Officer on matters related to corporate governance and Board performance; and

•	Serves as a liaison to stockholders who request direct communications with the Board.

The independent directors of the Board elected Mr. Meier to serve as Lead Director of the Board.

Although the Board believes that the existing leadership structure is currently in the best interests of the Company, the Board recognizes that no single leadership structure may be appropriate in all circumstances. Accordingly, the Board considers this issue as part of the succession planning process and considers it each time it elects the Chief Executive Officer. The Company’s governance guidelines provide the Board with the flexibility to separate the positions of Chairman of the Board and Chief Executive Officer if, in the future, the Board determines that such a leadership structure would be a more efficient and effective structure for our Board, our business, our employees, and our stockholders.

The Board evaluates risk both collectively and as a function of its respective committees, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to overall Company portfolio and impact on earnings, (iii) oversight for information technology security and risk, and (iv) all systems, processes, and organizational structure and people responsible for finance and risk functions. The Board administers its risk oversight function as a component of its duties, but not in any capacity that has a specific effect on its leadership structure.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics for our Directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer) and employees. We have and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to or waivers from our Code of Business Conduct and Ethics by filing Current Reports on Form 8-K with the Securities and Exchange Commission, and will make any amended Code of Business Conduct and Ethics available at the Investor Relations/Governance link on our website at http://www.coopertire.com.

Board of Directors

During 2013, our Board of Directors held twenty-eight Board meetings, four meetings of our Audit Committee, four meetings of our Compensation Committee, and three meetings of our Nominating and Governance Committee. Each Director attended more than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such Director served during the past fiscal year.

Determination of Independence of Directors

The NYSE’s Corporate Governance Listing Standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the Company, or its subsidiaries or affiliates, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company or its subsidiaries or affiliates. The Board has adopted the NYSE listing standards as its categorical standards for making director independence determinations.

In making independence determinations, the Board has broadly considered all relevant facts and circumstances from the standpoint of both the Director and others. The Board has considered that we, our employees or our affiliates may have engaged in transactions or relationships with companies with which our Directors are associated. These transactions or relationships include purchasing products from companies for which our Directors are employees of or are on the board of directors. After these considerations, and in accordance with the NYSE listing standards, the Board has affirmatively determined that each Director serving during 2013, other than Mr. Armes, has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us).

Additionally, the Board has determined that each Director other than Mr. Armes is “independent” under the NYSE listing standards, which provide that a Director is not independent if:

•	The Director is, or has been within the last three years, one of our employees, or an immediate family member is, or has been within the last three years, one of our executive officers;

•	The Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(1) The Director is a current partner or employee of a firm that is our internal or external auditor; (2) the Director has an immediate family member who is a current partner of such a firm; (3) the Director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (4) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•	The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•	The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Audit Committee

We have a separately designated standing Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Directors Shuey (Chairman), Capo, Chapman, and Niekamp. All members have been determined to be “independent” under the NYSE’s Corporate Governance Listing Standards and to be financially literate. The Board has determined that Director Shuey qualifies as our “audit committee financial expert” due to his business experience and educational background described on page 6 of this proxy statement. The Audit Committee:

•	Assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements and compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and performance of the independent registered public accounting firm and our internal audit function; and

•	Prepares the Audit Committee’s report included in this proxy statement.

The functions of the Audit Committee are set forth in an Audit Committee Charter, which was adopted by the Board on February 4, 2004 and amended and restated on May 11, 2012, and is available on our website. We do not have any related person transactions, but our Audit Committee will review and discuss any related person, insider, or affiliated party transactions pursuant to the Audit Committee Charter. It is the written policy of the Company that the Audit Committee will review and discuss reports and disclosures of insider and affiliated party transactions.

Compensation Committee

We have a standing Compensation Committee, which is comprised of Directors Wambold (Chairman), Holland, Meier, and Welding, each of whom is “independent” under the NYSE’s Corporate Governance Listing Standards. Compensation decisions for the Company’s senior officers and other key executives are made by our Compensation Committee, and actions of the Committee are reported to the Board of Directors after each meeting.

The Compensation Committee:

•	Establishes the remuneration (base salary, annual and long-term cash, and equity-based incentive compensation, perquisites, and benefits) of our Chief Executive Officer and approves the remuneration (as described for the CEO) of the Company’s senior officers and other key executives, including reviewing and approving the corporate financial goals and objectives relevant to the remuneration arrangements;

•	Reviews the cash and equity-based compensation plans for officers and senior management and makes or recommends changes to the Board of Directors as it deems appropriate;

•	Reviews and approves any executive employment agreements, severance pay plans, deferred compensation plans, and similar plans and arrangements and the executives to whom they apply;

•	Oversees regulatory compliance with respect to compensation matters; and

•	Establishes stock ownership guidelines for the Company’s officers and other key executives and reviews compliance with those guidelines.

The Compensation Committee has engaged Exequity LLP, an independent executive compensation consulting firm, to review and provide guidance regarding our total compensation program for named executive officers for 2014 and to assist the Committee in monitoring and assessing compensation trends for senior management personnel, including the Chief Executive Officer.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Senior Vice President and Chief Human Resources Officer. Compensation Committee meetings are regularly attended by our Chief Executive Officer and our Senior Vice President and Chief Human Resources Officer. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports on the Committee’s actions and decisions on executive compensation matters to the Board of Directors. Independent advisors and our Human Resources Department support the Compensation Committee in its duties and, along with our Chief Executive Officer and Senior Vice President and Chief Human Resources Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to our outside consultants to ensure that they maintain their objectivity and independence when rendering advice to the Compensation Committee.

Nominating and Governance Committee

We have a standing Nominating and Governance Committee, which is currently comprised of Directors Holland (Chairman), Chapman, Meier, and Shuey, each of whom is “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards. The Nominating and Governance Committee:

•	Recommends candidates for membership on the Board; and

•	Ensures that the Board acts within the governance guidelines and that the governance guidelines remain appropriate.

The Nominating and Governance Committee will consider candidates for Board membership proposed by our stockholders or other parties. Any recommendation must be in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, and an indication of the consent of the proposed nominee to serve. The recommendation should be addressed to the Nominating and Governance Committee of the Board of Directors, Attention: Secretary, Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840. As of the date of this proxy statement, we have not received any director nominee recommendations from any stockholders.

The Nominating and Governance Committee uses a variety of sources to identify candidates for Board membership, including current members of the Board, our executive officers, individuals personally known to members of the Board and our executive officers and, as described above, our stockholders, as well as, from time to time, third party search firms. The Nominating and Governance Committee may consider candidates for Board membership at its regular or special meetings held throughout the year.

The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership regardless of the original source of the candidate’s nomination. Once the Nominating and Governance Committee has identified a prospective candidate, the Nominating and Governance Committee makes an initial determination whether to conduct an initial evaluation of the candidate, which consists of an interview by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that we will be best served if our Directors bring to the Board a variety of experience and diverse backgrounds and, among other things, demonstrated integrity, executive leadership, and financial, marketing, or business knowledge and experience.

The Chair communicates the results of initial evaluation of candidates to the other Nominating and Governance Committee members, the Lead Director, and the Chairman of the Board and Chief Executive Officer. If the Nominating and Governance Committee determines, in consultation with the Chairman of the Board and the Chief Executive Officer, that further consideration of the candidate is warranted, members of our senior management gather additional information regarding the candidate. The Nominating and Governance Committee or members of our senior management then conduct background and reference checks and any final interviews, as necessary, of the candidate. At that point, the candidate is invited to meet and interact with the members of the Board who are not on the Nominating and Governance Committee. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for Board membership.

Neither the Nominating and Governance Committee nor the Board of Directors has a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by both the Nominating and Governance Committee and the Board of Directors in determining candidates for the Board.

Availability of Governance Guidelines, Code of Business Conduct and Ethics, and Committee Charters

Our governance guidelines, Code of Business Conduct and Ethics, and the charters for the Audit Committee, Compensation Committee, and Nominating and Governance Committee are available at the Investor Relations/Governance link on our website at http://www.coopertire.com.

In addition, stockholders may request a free printed copy of any of these materials by contacting:

Cooper Tire & Rubber Company

Attention: Corporate Secretary

701 Lima Avenue

Findlay, Ohio 45840

(419) 423-1321

Stockholder and Interested Party Communications with the Board

Our Board has adopted a process by which stockholders or interested parties may send communications to the Board, the Non-Employee Directors as a group, or any of the Directors. Any stockholder or interested party who wishes to communicate with the Board, the Non-Employee Directors as a group, or any Director may send a written communication addressed to:

Board of Directors — Stockholder and Interested Party Communications

Attention: Corporate Secretary

Cooper Tire & Rubber Company

701 Lima Avenue

Findlay, Ohio 45840

The Secretary will review and forward each written communication (except, in his sole determination, those communications clearly of a marketing nature, those communications better addressed by a specific Company department, or those communications containing complaints regarding accounting, internal auditing controls, or auditing matters) to the full Board, the Non-Employee Directors as a group, or the individual Director(s) specifically addressed in the written communication. The Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by a specific Company department will be forwarded to such department, and written communications containing complaints regarding accounting, internal auditing controls, or auditing matters will be forwarded to the Chairman of the Audit Committee.

Director Attendance at Annual Meetings

Our Board does not have a specific policy regarding Director attendance at our Annual Meetings. All of our Directors attended our 2013 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors Holland, Meier, Wambold, and Welding served as members of the Compensation Committee during 2013. During 2013, none of the members of the Compensation Committee was one of our or our subsidiaries’ officers or employees, was formerly one of our subsidiaries’ officers or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2013, none of our executive officers or Directors was a member of the board of directors, or on a committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Company’s independent registered public accounting firm for 2013, and has been appointed by the Audit Committee to continue in that capacity during 2014. The Audit Committee’s decision to appoint Ernst & Young LLP has been ratified by the Board and will be recommended to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company. During 2013, Ernst & Young LLP rendered both audit services, including an audit of the Company’s annual financial statements, and certain non-audit services. There is no understanding or agreement between the Company and Ernst & Young LLP that places a limit on audit fees since the Company pays only for services actually rendered and at what it believes are customary rates. Professional services rendered by Ernst & Young LLP are approved by the Audit Committee both as to the advisability and scope of the service, and the Audit Committee also considers whether such services would affect Ernst & Young LLP’s continuing independence.

Audit Fees

Ernst & Young LLP’s aggregate fees billed for 2012 and 2013 for professional services rendered by them for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years are listed below.

2012 – $1,776,346	2013 - $3,125,163

Audit-Related Fees

Ernst & Young LLP’s aggregate fees billed for 2012 and 2013 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above, were:

2012 – $123,350	2013 - $479,635

Audit-related fees included fees for employee benefit plan audits and accounting consultation. All audit-related services were pre-approved.

Tax Fees

Ernst & Young LLP’s aggregate fees billed for 2012 and 2013 for professional services rendered by them for tax compliance, tax advice, and tax planning were:

2012 – $207,385	2013 - $301,175

Tax fees in 2012 and 2013 represented fees primarily for international tax planning and domestic and foreign tax compliance. All tax services were pre-approved.

All Other Fees

Ernst & Young LLP’s aggregate fees billed in 2012 and 2013 for products and services provided by them, other than those reported above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” were as follows:

2012 – $0	2013 - $	0

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services expected to be performed by the Company’s independent registered public accounting firm, including the scope of and fees for such services. Requests for audit services, as defined in the policy, must be approved prior to the performance of such services, and requests for audit-related services, tax services, and permitted non-audit services, each as defined in the policy, must be presented for approval prior to the year in which such services are to be performed to the extent known at that time. The policy prohibits the Company’s independent registered public accounting firm from providing certain services described in the policy as prohibited services.

Generally, requests for independent registered public accounting services are submitted to the Audit Committee by the Company’s Director of External Reporting (or other member of the Company’s senior financial management) and the Company’s independent registered public accounting firm for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services are performed prior to their approval. The Chairman of the Audit Committee is also delegated the authority to approve independent registered public accounting services requests provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent registered public accounting services must include a description of the services to be provided and the fees for such services.

Auditor Attendance at 2014 Annual Meeting

Representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and to make a statement if they desire to do so.

AUDIT COMMITTEE REPORT

This report is submitted by all members of the Audit Committee, for inclusion in this proxy statement, with respect to the matters described in this report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Committee has concluded that the independent registered public accounting firm is, in fact, independent of the Company.

The Committee discussed with the Company’s senior internal auditing executive and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the senior internal auditing executive and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls including internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The Committee held four meetings during the fiscal year 2013.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

John H. Shuey, Chairman

Thomas P. Capo

Steven M. Chapman

Cynthia A. Niekamp

BENEFICIAL OWNERSHIP OF SHARES

The information in the table below sets forth those persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owners of more than 5% of the Company’s Common Stock as of February 28, 2014 (except as noted below).

The table does not include information regarding shares held of record, but not beneficially, by Delaware Charter Guarantee & Trust Company, dba Principal Trust Company, the trustee of the Cooper Spectrum Investment Savings Plan and other defined contribution plans, sponsored by the Company or a subsidiary of the Company. As of December 31, 2013, those plans held 2,335,854 shares, or 3.58% of the Company’s outstanding Common Stock. The trustee, in its fiduciary capacity, has no investment powers and will vote the shares held in the plans in accordance with the instructions provided by the plan participants. If no such instructions are received, the provisions of the plans direct the trustee to vote such participant shares in the same manner in which the trustee was directed to vote the majority of the shares of the other participants who gave directions as to voting.

		Amount and Nature of	Percent of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	Class
Common Stock	Fairpointe Capital LLC(1)	8,652,047	13.25%
Common Stock	BlackRock, Inc.(2)	5,788,150	8.90%
Common Stock	AQR Capital Management, LLC(3)	3,416,346	5.20%
Common Stock	National Rural Electric Cooperative Association(4)	3,380,584	5.20%
Common Stock	The Vanguard Group(5)	3,367,250	5.15%
Common Stock	Litespeed Management, L.L.C.(6)	3,285,940	5.03%

(1)	Fairpointe Capital LLC filed a Schedule 13G with the SEC on March 4, 2014, indicating that as of February 28, 2014; Fairpointe Capital LLC had sole voting power with respect to 8,483,197 shares, sole dispositive power with respect to 8,601,115 shares and shared dispositive power with respect to 50,932 shares. Fairpointe Capital LLC has indicated that it is an investment advisor. The address of Fairpointe Capital LLC is 1 N. Franklin, Ste 3300, Chicago, IL 60606.
(2)	BlackRock, Inc. filed a Schedule 13G with the SEC on January 28, 2014, indicating that as of December 31, 2013, BlackRock, Inc. had sole voting power with respect to 5,568,434 shares and sole dispositive power with respect to 5,788,150 shares. BlackRock, Inc. has indicated that it is a parent holding company. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.
(3)	AQR Capital Management, LLC filed a Schedule 13G with the SEC on February 11, 2014, indicating that as of December 31, 2013, AQR Capital Management LLC had shared voting power with respect to 3,416,346 shares and shared dispositive power with respect to 3,416,346 shares. AQR Capital Management, LLC indicated that it is an investment advisor. The address of AQR Capital Management, LLC is Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.
(4)	National Rural Electric Cooperative Association filed a Schedule 13G with the SEC on February 14, 2014, indicating that as of December 31, 2013, National Rural Electric Cooperative Association had sole voting power with respect to 3,380,584 shares and sole dispositive power with respect to 3,380,584 shares. National Rural Electric Cooperative Association has indicated that is an employee benefit plan or endowment fund. The address of National Rural Electric Cooperative Association is 4301 Wilson Boulevard, Arlington, VA 22203.
(5)	The Vanguard Group filed a Schedule 13G with the SEC on February 12, 2014, indicating that as of December 31, 2013, The Vanguard Group had sole voting power with respect to 95,423 shares, sole dispositive power with respect to 3,277,427 shares, and shared dispositive power with respect to 89,823 shares. The Vanguard Group has indicated that it is an investment advisor. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(6)	Litespeed Management, L.L.C., Litespeed Master Fund, Ltd., and Jammie Zimmerman filed a Schedule 13G with the SEC on February 14, 2014, indicating that as of February 4, 2014, Litespeed Management, L.L.C., Litespeed Master Fund, Ltd., and Jammie Zimmerman had shared voting power with respect to 3,285,940 shares and shared dispositive power with respect to 3,285,940 shares. The address of Litespeed Management, L.L.C. is 237 Park Avenue, Suite 900, New York, NY 10017, the address of Litespeed Master Fund, Ltd. is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, Grand Cayman KY1-1104, Cayman Islands, and the address of Jammie Zimmerman is 237 Park Avenue, Suite 900, New York, New York 10017.

SECURITY OWNERSHIP OF MANAGEMENT

The information that follows is furnished as of February 28, 2014, to indicate beneficial ownership by our executive officers and Directors as a group and each named executive officer and Director, individually, of our Common Stock in accordance with Rule 13d-3 under the Exchange Act, as well as ownership of certain other Company securities and ownership of our Common Stock plus certain other Company securities:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class	Ownership of Other Securities		Ownership of Common Stock and Other Securities		Percent of Class
Roy V. Armes	779,006 shs	(2)	1.19%	163,328 shs	(4)(5)	942,334 shs	(2)(4)(5)	1.44%
Thomas P. Capo	0 shs		*	61,472 shs	(3)	61,472 shs	(3)	*
Steven M. Chapman	2,631 shs	(2)	*	80,841 shs	(3)	83,472 shs	(2)(3)	*
Brenda S. Harmon	104,840 shs	(2)	*	13,189 shs	(4)(5)	118,029 shs	(2)(4)(5)	*
John J. Holland	7,748 shs	(2)	*	88,228 shs	(3)	95,976 shs	(2)(3)	*
Bradley E. Hughes	157,436 shs	(2)	*	15,502 shs	(4)(5)	172,938 shs	(2)(4)(5)	*
John F. Meier	8,684 shs	(2)	*	76,838 shs	(3)	85,522 shs	(2)(3)	*
Harold C. Miller	88,835 shs	(2)	*	16,518 shs	(4)(5)	105,353 shs	(2)(4)(5)	*
Cynthia A. Niekamp	5,000 shs		*	11,061 shs	(3)	16,061 shs	(3)	*
Christopher E. Ostrander	119,938 shs	(2)	*	51,146 shs	(4)(5)	171,084 shs	(2)(4)(5)	*
John H. Shuey	7,748 shs	(2)	*	52,373 shs	(3)	60,121 shs	(2)(3)	*
Richard J. Wambold	7,748 shs	(2)	*	95,256 shs	(3)	103,004 shs	(2)(3)	*
Robert D. Welding	0 shs		*	52,309 shs	(3)	52,309 shs	(3)	*
All executive officers and Directors as a group (14 persons)	1,355,513 shs	(2)	2.08%	802,623 shs	(3)(4)(5)	2,158,136 shs	(1)(2)(3)(4)(5)	3.31%

*	Less than 1%
(1)	Includes 707,528 shares obtainable on exercise of stock options within 60 days following February 28, 2014, which options have not been exercised; 397 shares held in the Company’s Spectrum Investment Savings Plan for the account of the executive officers of the Company; 141,003 restricted stock units of which the holders have neither voting nor investment power; 518,378 phantom stock units of which the holders have neither voting nor investment power; and 143,242 notionally earned performance-based stock units of which the holders have neither voting nor investment power. Of the remaining shares, none are subject to shared voting and investment power, and 647,588 are subject to the sole voting and investment power of the holders thereof.
(2)	Includes shares obtainable on exercise of stock options within 60 days following February 28, 2014, which options have not been exercised, as follows: Roy V. Armes — 394,227; Steven M. Chapman — 2,631; Brenda S. Harmon — 65,351; John J. Holland — 5,748; Bradley E. Hughes — 77,520; John F. Meier — 5,748; Harold C. Miller — 49,692; Christopher E. Ostrander — 53,859; John H. Shuey — 5,748; and Richard L. Wambold — 5,748.
(3)	Pursuant to the Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan described above under “Director Compensation”, the following Directors have been credited with the following number of phantom stock units as of February 28, 2014: Thomas P. Capo — 61,472; Steven M. Chapman — 80,841; John J. Holland — 88,228; John F. Meier — 76,838; Cynthia A. Niekamp – 11,061; John H. Shuey — 52,373; Richard L. Wambold — 95,256; and Robert D. Welding — 52,309. The holders do not have voting or investment power over these phantom stock units.
(4)	Includes the following number of restricted stock units for each of the following executive officers: Roy V. Armes — 86,969; Harold C. Miller — 3,417; and Christopher E. Ostrander — 37,316. The holders do not have voting or investment power over these restricted stock units. The agreements pursuant to which the restricted stock units were granted provide for accrual of dividend equivalents and deferral of the receipt of the underlying shares until a date selected by the executive at the time of the grant. At that time, an executive’s restricted stock unit account will be settled through delivery to the executive on the date selected of a number of shares of our Common Stock corresponding to the number of restricted stock units awarded to the executive, plus shares representing the value of dividend equivalents.
(5)	Includes the number of performance-based stock units that were notionally earned by each of the following executive officers for 2012 net income and operating cash flow performance plus accrued dividend equivalents. No performance-based stock units were notionally earned in 2013. Roy V. Armes — 76,359; Brenda S. Harmon — 13,189; Bradley E. Hughes — 15,502; Harold C. Miller — 13,101; and Christopher E. Ostrander – 13,830.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely upon a review of such reports and the representation of such Directors and officers, the Company believes that all reports due for Directors and officers during or for the year 2013 were timely filed, except that Brenda S. Harmon filed a late report on Form 4, which identified a transaction that should have been reported earlier on a Form 4.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2015

Any stockholder who intends to present a proposal at the Annual Meeting in 2015 and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that Annual Meeting must deliver the proposal to the Secretary of the Company, at the Company’s principal executive offices, so that it is received no later than December 11, 2014. In addition, if a stockholder intends to present a proposal at the Company’s 2015 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or between January 10, 2015 and February 9, 2015, in accordance with the Bylaws, proxies solicited by the Board for the 2015 Annual Meeting will confer discretionary authority to vote on the proposal if presented at the Annual Meeting.

INCORPORATION BY REFERENCE

The Compensation Committee Report that begins on page 33 of this proxy statement, disclosure regarding the Company’s Audit Committee and Audit Committee’s financial expert that begins on page 57 of this proxy statement, and the Audit Committee Report on page 62 of this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

HOUSEHOLDING INFORMATION

Only one Notice of Internet Availability of Proxy Materials or 2013 Annual Report and proxy statement is being delivered to multiple stockholders sharing an address unless the Company received contrary instructions from one or more of the stockholders. If a stockholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials or 2013 Annual Report and proxy statement were delivered wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials or 2013 Annual Report or proxy statement, he or she should contact the Company’s Treasurer at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 423-1321. The stockholder will be delivered, without charge, a separate copy of the Notice of Internet Availability of Proxy Materials or 2013 Annual Report or proxy statement promptly upon request. If stockholders at a shared address currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or 2013 Annual Report and proxy statement wish to receive only a single copy of these documents, they should contact the Company’s Treasurer in the manner provided above.

SOLICITATION AND OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation. The Company has retained Georgeson, 199 Water Street, 26th Floor, New York, New York, to aid in the solicitation of proxies, at an anticipated cost to the Company of approximately $7,500, plus expenses. The Company also will reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of the Company’s stock. In addition to the solicitation by use of the mails, solicitations may be made by telephone, facsimile, or by personal calls, and it is anticipated that such solicitation will consist primarily of requests to brokerage houses, custodians, nominees, and fiduciaries to forward soliciting material to beneficial owners of shares held of record by such persons. If necessary, officers and other employees of the Company may by telephone, facsimile, or personally, request the return of proxies.

Please mark, execute, and return the accompanying proxy, or vote by telephone or Internet, in accordance with the instructions set forth on the proxy form, so that your shares may be voted at the Annual Meeting. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company’s Secretary at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 424-4319.

You may obtain copies of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, free of charge upon written request to the Company at 701 Lima Avenue, Findlay, Ohio 45840, Attention: Secretary or call (419) 424-4319.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2014

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our 2013 Annual Report, are available free of charge at http://www.proxyvote.com.

BY ORDER OF THE BOARD OF

DIRECTORS

Stephen Zamansky

Vice President,

General Counsel and Secretary

April 10, 2014

APPENDIX A

COOPER TIRE & RUBBER COMPANY

2014 INCENTIVE COMPENSATION PLAN

1.	Purposes.

The purposes of the Plan are to advance the interests of the Company and its stockholders by attracting, retaining, and rewarding officers and employees for contributing to the success of the Company and creating stockholder value. The Plan further advances alignment of the interests of the Company and its stockholders by attracting, retaining and motivating high caliber and well-qualified individuals who are not employees of the Company to serve as members of the Board. The Plan permits the Committee to make Awards which constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code.

2.	Definitions and Rules of Construction.

(a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“2010 Plan” means the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan.

“Award” means a Stock Award (including, without limitation, a Stock Award in the form of Restricted Shares), RSU, Option, Stock Appreciation Right, Performance Unit, Dividend Equivalent, Recognition Award, Other Award, Performance Award, Substitute Award, or any combination of the foregoing.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in hard copy, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Beneficiary” means the person designated in writing by the Participant to exercise or to receive an Award or payments or other amounts in respect thereof in the event of the Participant’s death or, if no such person has been designated in writing by the Participant prior to the date of death, the Participant’s estate. No Beneficiary designation under the Plan shall be effective unless it is in writing and is received by the Company prior to the date of death of the applicable Participant.

“Board” means the Board of Directors of the Company.

“Change in Control” has the meaning set forth in Section 14 of this Plan.

“Code” means the U.S. Internal Revenue Code of 1986, and the rulings and regulations promulgated thereunder, as such law, rulings, and regulations may be amended from time to time.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan, comprised solely of two or more Non-Employee Directors, who are “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and who satisfy any applicable standards of independence under the federal securities and tax laws and the listing standards of the New York Stock Exchange or any other national securities exchange on which the Common Shares are listed as in effect from time to time.

“Common Shares” means shares of common stock, par value $1.00 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 17.

“Companies” means the Company and each Subsidiary.

“Company” means Cooper Tire & Rubber Company, a Delaware corporation.

“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Deferred Compensation Account” means the account established on the books and records of the Company to record the amount of deferred compensation payable under the Plan to a Participant.

“Dividend Equivalent” means a right granted in accordance with Section 11 to receive a payment in cash, Common Shares, or other property equal in value to the dividends declared and paid on a specified number of Common Shares. A Dividend Equivalent may constitute a free-standing Award or may be granted in connection with another type of Award (other than any Option or Stock Appreciation Right).

“Effective Date” means             , 2014.

“Eligible Individual” means an individual described in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rulings and regulations promulgated thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means, with respect to the Company’s Common Shares, as of any particular date, the closing price of a Common Share as reported for that date on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Fair Market Value shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Award Document and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

“Freestanding SAR” means a Stock Appreciation Right that is not a Tandem SAR.

“GAAP” means United States Generally Accepted Accounting Principles.

“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

“Non-Employee Director” means a member of the Board who is not a current employee of the Companies.

“Nonqualified Stock Option” means any Option which is not an Incentive Stock Option.

“Option” means an Option granted under Section 8, including an Incentive Stock Option and a Nonqualified Stock Option.

“Other Award” means an Award granted under Section 12.

“Participant” means an Eligible Individual who holds an outstanding Award under the Plan.

“Performance Award” means the right of a Participant to receive, pursuant to Section 13, a specified amount following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals applicable to such period.

“Performance Goal” means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Performance Awards pursuant to this Plan. The Performance Goals applicable to any Award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria: asset turnover, capacity utilization, cash flow, customer satisfaction, earnings growth, earnings per share, economic value added, environmental health and safety, expenses, increase in the Fair Market Value of Common Shares, market share, net income, net operating income, net operating profit, operating profit margin, pretax profits, pretax operating income, quality, revenue growth, return on capital, return on sales, return on equity, return on assets managed, return on investment, return on invested capital, sales margin, sales volume, total return to stockholders, working capital, profit margins, liquidity measures, or other operational measures and strategic goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative, or average basis and may be established on a Company-wide basis or established with respect to the performance of the individual Participant, one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures in which the Participant is employed. The Performance Goals may be relative to the performance of other corporations. If the Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Performance Goals or minimum acceptable level of achievement. To the extent that there is a change in GAAP during a Performance Period, the Committee may calculate any Performance Goal with or without regard to such change, provided that in the case of a Covered Employee the Committee’s decision whether or not to take such changes into account shall be made no later than the time the Committee specifies the Performance Goal for such Performance Period.

“Performance Period” means a period of time designated by the Committee over which one or more Performance Goals are measured.

“Performance Unit” means an Award granted pursuant to Section 10.

“Plan” means this Cooper Tire & Rubber Company 2014 Incentive Compensation Plan, as the same may be amended from time to time.

“Plan Limit” means the maximum number of Common Shares authorized to be issued or transferred under the Plan as provided in Section 5(a).

“Predecessor Plans” means the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan, the 2010 Plan, the Cooper Tire & Rubber Company 1998 Non-Employee Directors Compensation Deferral Plan and the Cooper Tire & Rubber Company 2002 Non-Employee Directors Stock Option Plan.

“Recognition Award” means an Award granted to an employee of the Companies by the Company’s Chief Executive Officer for superior service and contribution to the success of the Companies under authority granted to the Chief Executive Officer by the Committee.

“Restricted Shares” means Common Shares subject to a Stock Award that have not vested or remain subject to forfeiture, transfer or other restrictions in accordance with Section 7 and the applicable Award Document.

“RSU” means a restricted stock unit Award granted in accordance with Section 7.

“Stock Appreciation Right” means an Award granted in accordance with Section 9.

“Stock Award” means a grant of Common Shares in accordance with Section 7.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code. For purposes of determining whether, under Section 409A of the Code, a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Common Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i) In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

(ii) In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

“Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

“Tandem SAR” means a Stock Appreciation Right granted in conjunction with the grant of an Option, as described in Section 9.

“Target” means the target performance objective set by the Committee for a Performance Goal.

“Target Payment” means the amount payable to a Participant for a Performance Period upon the achievement of one of more Targets set by the Committee for that period.

(b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.	Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The action of the members of the Committee present at any meeting, or acts unanimously approved in writing, shall be the acts of the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, (i) to select the Participants, (ii) to grant Awards, (iii) to determine the type, number and other terms and conditions of, and all other matters related to, Awards, (iv) to prescribe Award Documents (which need not be identical for each Participant), (v) to establish rules and regulations for the administration of the Plan, (vi) to construe and interpret the Plan and the forms of Award Documents and to correct defects, supply omissions, or reconcile inconsistencies therein, (vii) to make factual determinations in connection with the administration or interpretation of the Plan, and (viii) to make all other decisions or interpretations as the Committee may deem necessary or advisable for the administration of the Plan. Any decision of the Committee in the administration of the Plan shall be final and conclusive on all interested persons.

(b) Delegation. The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board, including, but not limited to, the delegation of authority to the Company’s Chief Executive Officer to grant Recognition Awards to employees of the Companies under such terms and conditions as the Committee may specify; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to individuals who are subject to Section 16 of the Exchange Act, (ii) to make Awards which are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, or (iii) to amend or terminate the Plan in accordance with Section 19. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of any of the Companies.

(c) Reliance and Indemnification. The Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Companies or from the financial, accounting, legal or other advisers of any of the Companies. Each member of the Committee, each individual to whom the Committee delegates authority hereunder, each individual designated by the Committee to administer the Plan and each other person acting at the direction of or on behalf of the Committee shall not be liable for any determination or anything done or omitted to be done by him or by any other member of the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly, provided by statute, and, to the extent permitted by law and the bylaws of the Company, shall be fully indemnified and protected by the Company with respect to such determination, act or omission.

4.	Participation.

(a) Eligible Individuals. Only officers and employees of one of the Companies (or a division or operating unit thereof), any individual who has accepted an offer of employment with any of the Companies as an officer or employee to commence serving in any such capacities within 30 days of the date of grant, and Non-Employee Directors shall be eligible to participate in the Plan and to receive Awards under the Plan.

(b) Awards to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant for a Performance Period solely by reason of such Eligible Individual having received a prior Award or having been designated as a Participant for any prior Performance Period. The Committee may grant more than one Award to a Participant at the same time or may designate an Eligible Individual as a Participant in Performance Periods that begin on the same date or that cover overlapping periods of time.

5.	Common Shares Subject to the Plan.

(a) Plan Limit. (i)Subject to adjustments as provided in Section 5(b) and Section 17, the Company is authorized to issue or transfer up to 3,000,000 Common Shares under the Plan, which amount shall include Common Shares that were previously authorized for issuance under the 2010 Plan that remain unissued and are not subject to outstanding awards under the 2010 Plan as of the Effective Date, and which after the Effective Date will be available for issuance only under the terms of this Plan. Such Common Shares may be newly issued Common Shares or reacquired Common Shares held in the treasury of the Company, plus any Common Shares relating to Awards that expire or are forfeited or cancelled under the Plan.

(ii) Common Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Shares that were covered by that Award will be available for issue or transfer hereunder. If after the Effective Date, any Common Shares subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, be available for issuance or transfer under this Plan. Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered in payment of the exercise price of an Option, only the number of Common Shares actually issued or transferred upon exercise of the Option reduced by the number of Common Shares tendered in payment of the exercise price shall be counted against the Plan Limit; (B) if Common Shares are withheld by the Company to satisfy the tax withholding obligation, only the number of Common Shares actually issued or transferred shall be counted against the Plan Limit; and (C) to the extent that Stock Appreciation Rights are exercised and settled in Common Shares, only the number of Common Shares that are actually issued or transferred upon exercise of the Stock Appreciation Right shall be considered issued or transferred pursuant to this Plan.

(b) Substitute Awards. Except as otherwise required by the rules of the New York Stock Exchange, any Common Shares issued in connection with Substitute Awards shall not be counted against the Plan Limit and shall not be subject to Section 5(d).

(c) Reserve. In administering the Plan, the Committee may establish reserves against the Plan Limit for amounts payable in settlement of Awards or in settlement of Deferred Compensation Accounts. The Committee may also promulgate additional rules and procedures for calculating the portion of the Plan Limit available for Awards. This Section 5 shall be applied and construed by the Committee so that no Common Shares are counted more than once for purposes of any debit or credit to the Plan Limit.

(d) Special Limits. Anything to the contrary in Section 5(a) notwithstanding, but subject to Section 17(b), the following special limits shall apply to the number of Common Shares available for Awards under the Plan:

(i) The maximum number of Common Shares that may be subject to Options or Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 1,000,000 shares.

(ii) In no event will the number of Common Shares issued in connection with the grant of Incentive Stock Options exceed 1,000,000 shares.

(iii) No Participant will be granted Performance Awards denominated in Common Shares (e.g., Performance Units denominated in Common Shares, Restricted Shares with Performance Goals) for more than 1,000,000 Common Shares during any calendar year.

(iv) Notwithstanding the foregoing, in no event will any Participant who is a Non-Employee Director receive in any calendar year Common Share-based awards under this Plan for, in the aggregate, more than 20,000 Common Shares.

6.	Awards in General.

Awards under the Plan may consist of Stock Awards (including Restricted Shares), Recognition Awards, RSUs, Options, Stock Appreciation Rights, Performance Units, Dividend Equivalents, Other Awards, Performance Awards, Substitute Awards, or any combination of the foregoing. Any Award may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards may be made in combination with or as alternatives to grants or rights under any other compensation or benefit plan of the Companies, including the plan of any acquired entity. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. Each Award shall specify the conditions of vesting that are necessary before the Award or installments thereof will become vested or exercisable and may provide for the earlier vesting or exercise of such Award in the event of a Change in Control or termination of employment or service, as applicable. Except in connection with a transaction or event described in Section 17(b), nothing in the Plan shall be construed as permitting the Company to reduce the exercise price of Options or Stock Appreciation Rights granted under this Plan or options or stock appreciation rights granted under any other plan of the Company without stockholder approval.

7.	Stock Awards and RSUs.

(a) Form of Award. The Committee is authorized to grant Common Shares to an Eligible Individual as a Stock Award (including, without limitation, a Stock Award in the form of Restricted Shares) and RSUs for no consideration other than the provision of services or at a purchase price determined by the Committee. In the case of an RSU, the Committee is authorized to grant one Common Share or cash and other property with a value equal to the Fair Market Value of a Common Share on the date of settlement of the RSU. Stock Awards or RSUs may be granted in lieu of other compensation or benefits payable to a Participant or in settlement of previously granted Awards. Common Shares granted pursuant to this Section 7 shall be subject to such restrictions on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine. If Common Shares are offered for sale under the Plan, the purchase price shall be payable in cash, or as set forth in the applicable Award Document, in Common Shares already owned by the Participant, for other consideration acceptable to the Committee or in any combination of cash, Common Shares or such other consideration.

(b) Share Certificates; Rights and Privileges. At the time Restricted Shares are granted or sold to a Participant, share certificates or book-entry or other electronic registration representing the appropriate number of Restricted Shares may be registered in the name of the Participant but shall be held by the Company in custody for the account of such person. Restricted Shares shall bear a legend or notation restricting their transferability as provided herein. Except as may be determined by the Committee and set forth in the Agreement relating to an award or sale of Restricted Shares, a Participant shall have the rights of a stockholder as to such Restricted Shares, including the right to receive dividends and the right to vote in accordance with applicable law.

(c) Distributions. Unless the Committee determines otherwise at or after the time of grant, any Common Shares or other securities of the Company received by a Participant to whom Restricted Shares or RSUs have been granted or sold as a result of a non-cash distribution to holders of Common Shares or as a stock dividend on Common Shares shall be subject to the same terms, conditions and restrictions as such Restricted Shares or RSUs.

(d) Risk of Forfeiture.

(i) Each grant or sale of Restricted Shares shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to be determined by the Committee at the date of grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control or termination of employment or service, as applicable. Each such grant or sale of RSUs shall provide for a period of time during which such RSUs are subject to risk of forfeiture provisions to be determined by the Committee at the date of grant. If the Committee conditions the nonforfeitability of Restricted Shares or RSUs upon service alone, such nonforfeitability may not occur before three (3) years from the date of grant of such Restricted Shares or RSUs, except that nonforfeitability may occur ratably during the three-year (or a longer) period as determined by the Committee, and if the Committee conditions the nonforfeitability of Restricted Shares or RSUs on Performance Goals, such nonforfeitability may not occur before one (1) year from the date of grant of such Restricted Shares or RSUs. Notwithstanding anything in this Plan to the contrary, up to 10% of the maximum number of Common Shares that may be issued or transferred under this Plan as provided for in Section 5(a), as may be adjusted under Section 17 of this Plan, may be used for Awards of Restricted Shares or RSUs that do not comply with the applicable three-year or one-year minimum vesting requirements set forth in this Section 7(d).

(ii) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares or RSUs shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares or RSUs to a continuing substantial risk of forfeiture in the hands of any transferee).

(iii) Any grant of Restricted Shares or RSUs may specify Performance Goals that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Performance Goals a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares or RSUs on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Goals.

(iv) Any such grant or sale of Restricted Shares or RSUs may require that any or all dividends or other distributions paid thereon or Dividend Equivalents with respect thereto during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares or RSUs, which may be subject to the same restrictions as the underlying award.

8.	Stock Options.

(a) Form of Award. The Committee is authorized to grant Options to Eligible Individuals. An Option shall entitle a Participant to purchase a specified number of Common Shares, subject to the limitations set forth in Section 5, during a specified time at an exercise price that is fixed at the time of grant, all as the Committee may determine, provided, however, that, except in the case of Options which are Substitute Awards, the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant. An Option may be an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee and set forth in the applicable Award Document.

(b) Payment of the exercise price of an Option shall be made:

(i) in cash,

(ii) to the extent provided by the Committee at or after the time of grant, in Common Shares (including shares already owned by the Participant (or other consideration authorized pursuant to Section 8(c)) having a value at the time of exercise equal to the total exercise price, or

(iii) by a combination of such methods of payment.

To the extent permitted by law, the requirement of payment in cash will be deemed satisfied if the Optionee has made arrangements satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the date of exercise a sufficient number of Common Shares being purchased so that the net proceeds of the sale transaction will at least equal the aggregate exercise price and pursuant to which the bank or broker undertakes to deliver the aggregate exercise price to the Company not later than the date on which the sale transaction will settle in the ordinary course of business.

(c) The Committee may determine, at or after the date of grant, that payment of the exercise price of any Option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, other Options (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Committee at or after the date of grant, whenever any exercise price is paid in whole or in part by means of any of the forms of consideration specified in this Section 8(c), the Common Shares received upon the exercise of the Options shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the Spread of any unexercisable portion of Options, or (ii) the stated value of Performance Units.

(d) An Option shall be effective for such term as shall be determined by the Committee and set forth in the Award Document relating to such Option; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

(e) Incentive Stock Options. Each Option granted pursuant to this Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Nonqualified Stock Option. No Incentive Stock Option may be issued pursuant to this Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (A) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the Common Shares subject to such Option, and (B) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Incentive Stock Option may be granted under this Plan after the tenth anniversary of the Effective Date. Incentive Stock Options may only be granted to Eligible Individuals who meet the definition of “employees” under Section 3401(c) of the Code.

(f) Each grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(i) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(ii) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Options or installments thereof will become exercisable and may provide for the earlier exercise of such Options in the event of a Change in Control or termination of employment or service, as applicable.

(iii) Any grant of Options may specify Performance Goals that must be achieved as a condition to the exercise of such rights.

9.	Stock Appreciation Rights.

(a) Form of Award. The Committee is authorized to issue Stock Appreciation Rights to Eligible Individuals. Stock Appreciation Rights may be granted alone, in addition to or in tandem with Options granted under the Plan. In the case of an Award of Stock Appreciation Rights in conjunction with an Award of Nonqualified Stock Options, such Awards of Stock Appreciation Rights may be granted either at or after the time of the grant of the related Nonqualified Stock Options. In the case of Incentive Stock Options, such Awards of Stock Appreciation Rights may be granted in tandem with Incentive Stock Options only at the time of the grant of such Incentive Stock Options and exercised only when the Fair Market Value of the Common Shares subject to the Option exceeds the option price of the Option.

Tandem SARs shall terminate and no longer be exercisable upon the termination or exercise of the related Option, subject to such provisions as the Committee may specify at grant if a Stock Appreciation Right is granted with respect to less than the full number of Common Shares subject to the related Option.

All Stock Appreciation Rights granted hereunder shall be exercised, subject to Section 9(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the Participant shall be entitled to receive payment of an amount determined in the manner prescribed in Section 9(b)(ii) and the applicable Award Document.

(b) Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(i) Tandem SARs shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 8 and this Section 9, and Freestanding SARs shall be exercisable as the Committee shall determine.

(ii) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or Common Shares, as determined by the Committee at the time of grant, equal in value to the excess of the Fair Market Value of one Common Share on the date of exercise of the Stock Appreciation Right over (A) the option price per share specified in the related Option in the case of Tandem SARs, which price shall be fixed no later than the date of grant of the Tandem SARs, or (B) the price per share specified in the related Award Document in the case of Freestanding SARs, which price shall be fixed at the date of grant and shall be not less than 100% of the Fair Market Value of one Common Share on the date of grant, except in the case of Substitute Awards, multiplied by the number of Common Shares in respect of which the Stock Appreciation Right shall have been exercised. The Committee, in its sole discretion, shall have the right to determine the form of payment (i.e. cash, Common Shares or any combination thereof). When payment is to be made in Common Shares, the number of Common Shares to be paid shall be calculated on the basis of the Fair Market Value of the Common Shares on the date of exercise. Notwithstanding the foregoing, the Committee may unilaterally limit the appreciation in value of any Stock Appreciation Right at any time prior to exercise.

(iii) Upon the exercise of a Tandem SAR, the related Option shall be cancelled.

(iv) Unless determined otherwise by the Committee, Stock Appreciation Rights shall be subject to the same terms and conditions specified for Options in Section 8(d).

(v) In its sole discretion, the Committee may grant “limited” Stock Appreciation Rights under this Section 9; that is, Freestanding SARs that become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee may specify at grant. Such limited Stock Appreciation Rights shall be settled solely in cash.

10.	Performance Units.

The Committee is authorized to grant Performance Units to Eligible Individuals. Performance Units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as shall be set forth in the applicable Award Document relating to such Performance Units. Performance Units may be paid in cash, Common Shares, Awards, other property or any combination thereof, as the Committee may determine at or after the time of grant. Such award may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

11.	Dividend Equivalents.

The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Common Shares, Awards or other property equal in value to the dividends paid in respect of a specified number of Common Shares. Dividend Equivalents may be awarded on a free standing basis or in connection with another Award; provided, however, that in no event may Dividend Equivalents be granted with respect to any Option or Stock Appreciation Right. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed reinvested in additional Common Shares, Awards, or other investment vehicles as the Committee may specify. Dividend Equivalents may be subject to the same terms and conditions as any Award granted in connection therewith or to such other terms and conditions as the Committee specifies in connection with the granting of the Dividend Equivalents. With respect to Performance Units, Performance Awards or Other Awards which have Performance Goals, Dividend Equivalents will only be paid upon the achievement of the respective Performance Goals.

12.	Other Awards.

The Committee is authorized to grant Other Awards in addition to the Awards as described in Sections 6 through 11 pursuant to which cash, Common Shares or other securities of the Company, other property or any combination thereof is, or in the future may be, acquired by a Participant. Other Awards may be valued in whole or in part with reference to, or otherwise based upon or related to one or more Performance Goals, the value of a Common Share or the value of other securities of the Company, including preferred stock, debentures, notes, convertible or exchangeable debt securities, rights or warrants, the value of any asset or property of the Company or such other criteria as the Committee shall specify. Other Awards may be granted in lieu of other compensation or benefits payable to a Participant or, subject to Section 19(b), in settlement of previously granted Awards.

13.	Performance Awards.

(a) Form of Award. Subject to the further provisions of this Section 13, the Committee is authorized to grant Performance Awards under this Section 13 which shall provide for Target Payments to Participants for a Performance Period upon the achievement of the Target or Targets established by the Committee for such Performance Period. Target Payments may be made in cash, Common Shares, Awards, other property or any combination thereof. Performance Awards may take the form of any other Award or an annual or long-term cash incentive bonus. The provisions of this Section 13 shall be construed and administered by the Committee in a manner which complies with the requirements under Section 162(m) of the Code applicable to “qualified performance based compensation.”

(b) Performance Goals and Targets. The Performance Goals and Targets applicable to a Performance Period shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code and the regulations thereunder, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed. At the time that the Committee specifies the

Performance Goals and Targets applicable to a Performance Period, the Committee shall also specify (i) the Target Payment payable for the Performance Period if the applicable Target or Targets are achieved, the amount, if any, payable in excess of the Target Payment if actual performance exceeds the Target or Targets and (iii) the amount by which the Target Payment will be reduced if actual performance is less than the Target or Targets established for the Performance Period. The Committee may also establish the minimum level of performance on one or more Performance Goals for a Performance Period below which no amounts will be payable for the Performance Period.

(c) Additional Provisions Applicable to Performance Periods. More than one Performance Goal may apply to a given Performance Period and the payment in connection with a Performance Award for a given Performance Period may be made based upon (i) the attainment of the performance Targets for only one Performance Goal or for any one of the Performance Goals applicable to that Performance Period or (ii) performance related to two or more Performance Goals, whether assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Goals and Targets for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award payable for that Performance Period.

(d) Duration of the Performance Period. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Goals and Targets applicable to that period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

(e) Certification. Following the completion of each Performance Period, the Committee shall certify, in accordance with the requirements in the regulations under Section 162(m) of the Code, whether the criteria for paying amounts in respect of each Performance Award related to that Performance Period have been achieved. Unless the Committee determines otherwise, no amounts payable in respect of Performance Awards shall be paid for a Performance Period until the Performance Period has ended and the Committee has certified the amount of the Awards payable for the Performance Period in accordance with Section 162(m) of the Code.

(f) Discretion. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the amount payable in respect of a Performance Award to any Participant, for any reason, including, without limitation, (i) in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or any business division or unit or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles, (ii) to take into account a change in the position or duties of a Participant during the Performance Period or a change in the Participant’s employment status during the Performance Period or (iii) to take into account subjective or objective performance factors not otherwise set forth in the Plan or applicable Award Documents.

(g) Timing of Payment. Subject to Section 13(e) and 15(b), the amounts, if any, payable in respect of Performance Awards for a Performance Period will be paid within two and one-half (2 1⁄2) months following the end of the applicable Performance Period.

(h) Maximum Amount Payable Per Participant Under This Section 13. The maximum aggregate value of the cash and other property in settlement of any particular dollar-denominated Performance Award payable per Participant for any Performance Period of twelve (12) months or less (e.g., as annual cash incentive bonus) may not exceed $5,000,000 and, for any Performance Period of more than twelve (12) months (e.g., the cash component of a long-term incentive compensation plan) may not exceed $10,000,000.

14.	Vesting; Forfeiture; Termination of Employment and Change in Control.

(a) The Committee shall specify at or after the time of grant of an Award the vesting, forfeiture and other conditions applicable to the Award and the provisions governing the disposition of an Award in the event of a Participant’s termination of employment or service with the Companies and may provide for the earlier vesting or exercise of such award in the event of a Change in Control or termination of employment or service, as applicable.

(b) For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Award Document made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence of any of the following events:

(i) the Company merges into itself, or is merged or consolidated with, another entity and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting entity immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former stockholders of the Company immediately prior to such transaction;

(ii) all or substantially all the assets accounted for on the consolidated balance sheet of the Company are sold or transferred to one or more entities or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such entity or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the stockholders of the Company immediately prior to such transaction or series of transactions;

(iii) a person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the Effective Date) of the Exchange Act, (a “Person”) becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) (a “Beneficial Owner”) of 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any corporation, partnership, limited liability company, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest (an “Affiliated Employer”); (x) any employee benefit plan of the Company or any Affiliated Employer; (y) any person or group of which employees of the Company or of any Affiliated Employer control a greater than 25% interest unless the Board determines that such person or group is making a “hostile acquisition;” or (z) any person or group that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, any Participant; or

(iv) a majority of the members of the Board are not Continuing Directors, where a “Continuing Director” is any member of the Board who (x) was a member of the Board on the Effective Date or (y) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, provided that any director appointed or elected to the Board to avoid or settle a threatened or actual proxy contest (including but not limited to a consent solicitation) shall in no event be deemed to be a Continuing Director.

15.	Acceleration and Deferral.

(a) Acceleration. Only to the extent permitted by Section 409A of the Code, the Committee may accelerate the payment or settlement of an Award and may apply a reasonable discount to the amount delivered to the Participant to reflect such accelerated payment or settlement. If the Committee accelerates the payment or settlement of a Performance Award, the amount of the discount applied to such accelerated payment or settlement shall meet the requirements of the regulations under Section 162(m) of the Code.

(b) Deferral. Except with respect to Options and Stock Appreciation Rights, in accordance with rules and procedures established by the Committee, the Committee (i) may permit a Participant at the time of grant to defer receipt of payment or settlement of some or all of an Award to one or more dates elected by the Participant, subsequent to the date on which such Award is payable or otherwise to be settled, or (ii) may require at the time of grant that the portion of an Award in excess of an amount specified by the Committee be mandatorily deferred until one or more dates specified by the Committee. Amounts deferred in accordance with the preceding sentence shall be noted in a bookkeeping account maintained by the Company for this purpose and may periodically be credited with notional interest or earnings in accordance with procedures established by the Committee from time to time. Deferred amounts shall be paid in cash, Common Shares or other property, as determined by the Committee at or after the time of deferral, on the date or dates elected by the Participant or, in the case of amounts which are mandatorily deferred, on the date or dates specified by the Committee. If any such deferral is permitted or required by the Committee under this Section 15(b), the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the event that would result in payment of the deferred amount, the interest or other earnings attributed to the deferral and the method of funding, if any, attributed to the deferred amount.

16.	General Provisions.

(a) Non transferability of Award. No Award or amount payable under, or interest in, the Plan shall be transferable by a Participant, in exchange for consideration or otherwise, except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; provided, however, that this sentence shall not preclude a Participant from designating a Beneficiary to receive the Participant’s outstanding Award following the death of the Participant.

(b) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions, for rounding up to the next whole number of shares or for the settlement of fractions in cash.

(c) The Committee may specify at the date of grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, or upon payment under any grant of Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions on transfer.

(d) Rights with Respect to Shares. A Participant shall have no rights as a stockholder with respect to Common Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares, and, except as provided in Section 11, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

(e) No Right to Continued Employment. Neither the creation of this Plan nor the granting of Awards thereunder shall be deemed to create a condition of employment or right to continued employment with the Company, and each Participant shall be and shall remain subject to discharge by the Company as though the Plan had never come into existence.

(f) Consent to Plan. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(g) Wage and Tax Withholding. To the extent that the Company or any Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company or any Subsidiary for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. Common Shares or benefits shall not be withheld in excess of the minimum number required for such tax withholding.

(h) Compliance with Section 409A of the Code. To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. The Plan and any grants made hereunder shall be administered in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in the Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(i) Compliance with Securities Laws. An Award may not be exercised, and no Common Shares may be issued in connection with an Award, unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available.

(j) Awards to Individuals Subject to Non U.S. Jurisdictions. To the extent that Awards under this Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the local laws, tax policy or custom of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more subplans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company. For purposes of this Section 16(j), Eligible Individual shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(k) Unfunded Plan. This Plan is intended to constitute an “unfunded” plan for incentive compensation. Nothing contained in the Plan (or in any Award Documents or other documentation related thereto) shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, Common Shares, or other property or make other arrangements, to meet the Company’s obligations under this Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee determines otherwise. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify.

(l) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(m) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six (6) months.

(n) Expenses. The costs and expenses of administering and implementing the Plan shall be borne by the Company.

(o) Application of Fund. The proceeds received by the Company from the sale of Common Shares or other securities pursuant to Awards will be used for general corporate purposes.

17.	Recapitalization or Reorganization.

(a) Authority of the Company and Stockholders. The existence of this Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a), including the maximum number of shares available under the special limits provided for in Section 5(d), shall be equitably adjusted, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary in its sole discretion, in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Common Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under this Plan. In addition, upon the occurrence of any of the foregoing events or in the event of a Change in Control, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant), and the Committee shall make such adjustment to the Plan and Awards as it deems necessary in its sole discretion in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject. Moreover, in the event of any of the foregoing events or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such consideration, including, but not limited to, cash, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. In addition, for each Option or Stock Appreciation Right with an exercise price greater than the consideration offered in connection with any of the foregoing events or in the event of a Change in Control, the Committee may in its sole discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 5 as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 17(b); provided, however, that any such adjustment to the number specified in Section 5(d)(ii) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

18.	Effective Date.

The Plan shall become effective on the Effective Date, subject to subsequent approval thereof by the Company’s stockholders at the first annual meeting of stockholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 19. If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect.

19.	Amendment and Termination.

(a) Notwithstanding anything herein to the contrary, to the extent permitted under Section 409A of the Code, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend this Plan in whole or in part; provided, however, that no amendment which (i) increases the Plan Limit or increases limits set forth in Section 5(d) (except as otherwise contemplated by the terms of the Plan as approved by stockholders), or (ii) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall be effective without stockholder approval. Presentation of this Plan or any amendment hereof for stockholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans without stockholder approval.

(b) The Committee shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce the exercise price. Furthermore, no Option or Stock Appreciation Right will be cancelled in exchange for cash or other Awards or replaced with Awards having a lower exercise price without further approval of the stockholders of the Company. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Stock Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 17 of the Plan.

(c) The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d) To the extent permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement (or in the case of hardship or other special circumstances) of a Participant who holds (i) an Option or Stock Appreciation Right not immediately exercisable in full, or (ii) any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or (iii) any RSUs as to which the period of restrictions has not been completed, or (iv) any Performance Units or Performance Awards which have not been fully earned, or (v) any other awards made pursuant to Section 12 subject to any vesting schedule or transfer restriction, or (vi) Common Shares subject to any transfer restriction imposed pursuant to Section 16(a), the Committee may, in its sole discretion, accelerate the time at which such Option or Stock Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end, or the time at which such Performance Units or Performance Awards will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award. However, the foregoing shall apply to a Covered Employee only in the case of death or disability, or in the event of a Change in Control, and only after the Committee has taken into account the tax consequences of taking such action.

(e) No grant shall be made under this Plan more than ten (10) years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

20.	Governing Law.

The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely within such state and without giving effect to principles of conflicts of laws.

NOTICE

OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

May 23, 2014

IMPORTANT:

All stockholders are requested to mark, date, sign, and mail promptly the enclosed proxy for which an envelope is provided, or cast their ballots by Internet or telephone.

COOPER TIRE & RUBBER COMPANY ATTN: CORPORATE SECRETARY 701 LIMA AVENUE FINDLAY, OH 45840-0550

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M71029-P50889                         KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

COOPER TIRE & RUBBER COMPANY				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4.
Vote on Directors				☐	☐	☐
1.	To elect as Directors of Cooper Tire & Rubber Company for a term expiring in 2015, the nominees listed below.
Nominees:
	01)	Roy V. Armes	05) John F. Meier
	02)	Thomas P. Capo	06) John H. Shuey
	03)	Steven M. Chapman	07) Richard L. Wambold
	04)	John J. Holland	08) Robert D. Welding
Vote on Proposals									For	Against	Abstain
2.	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2014.								☐	☐	☐
3.	To approve the Cooper Tire & Rubber Company 2014 Incentive Compensation Plan.								☐	☐	☐
4.	To approve, by non-binding advisory vote, named executive officer compensation.								☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). For non-Plan participants, if no direction is made, this proxy will be voted FOR Items 1, 2, 3 and 4. If any other matters properly come before the Annual Meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐
Please indicate if you plan to attend this meeting.				☐	☐

				Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and 10-K Report are available at www.proxyvote.com.

M71030-P50889

Proxy Card - Cooper Tire & Rubber Company

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF COOPER TIRE & RUBBER COMPANY FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2014

The undersigned hereby appoints Roy V. Armes, Bradley E. Hughes and Stephen Zamansky, or any of them or their substitutes, as proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on April 4, 2014, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held at The Westin Hotel, Detroit Metropolitan Airport, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242, on Friday, May 23, 2014, at 10:00 a.m. EDT, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

For stockholders, this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” each of the director nominees named herein, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors, “FOR” the approval of the Cooper Tire & Rubber Company 2014 Incentive Compensation Plan and “FOR” the approval, by non-binding advisory vote, of named executive officer compensation. The proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

Principal Trust Company is Trustee under the following defined contribution plans (the “Plans”) sponsored by Cooper Tire & Rubber Company: Spectrum Investment Savings Plan, Pre-Tax Savings Plan (Texarkana), and Pre-Tax Savings Plan (Findlay). This proxy card is also soliciting voting instructions on behalf of the Board of Directors of Cooper Tire & Rubber Company from Plan participants to direct the Trustee to vote the shares of common stock of Cooper Tire & Rubber Company held in the participants’ accounts under such Plans in accordance with their instructions.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. FOR STOCKHOLDERS, YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, BUT THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD. FOR PLAN PARTICIPANTS, IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, YOU WILL NEED TO MARK THE “FOR” BOXES FOR PROPOSALS 1, 2, 3 AND 4.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be voted on the reverse side)